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As filed with the Securities and Exchange Commission on June 25, 2015

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HELMERICH & PAYNE, INC.	HELMERICH & PAYNE INTERNATIONAL DRILLING CO.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)
Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)
1381	1381
(Primary Standard Industrial Classification Code Number)	(Primary Standard Industrial Classification Code Number)
73-0679879	73-0765153
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)
1437 South Boulder Avenue Tulsa, Oklahoma 74119 (918) 742-5531	1437 South Boulder Avenue Tulsa, Oklahoma 74119 (918) 742-5531
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Cara M. Hair, Esq.
Vice President and General Counsel
Helmerich & Payne, Inc.
1437 South Boulder Avenue
Tulsa, Oklahoma 74119
(918) 742-5531
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Katherine D. Ashley, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
1440 New York Avenue, N.W.
Washington, D.C. 20005
(202) 371-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

            If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "larger accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Helmerich & Payne, Inc.
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Helmerich & Payne International Drilling Co.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

            If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

            Exchange Act Rule 13e-4(i) (Cross Border Issuer Tender Offer) ☐

            Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Helmerich & Payne International Drilling Co.

4.65% Senior Notes due 2025	$500,000,000	100%	$500,000,000	$58,100

Helmerich & Payne, Inc.

Guarantees of 4.65% Senior Notes due 2025(2)	—	—	—	—

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) promulgated under the Securities Act of 1933, as amended.

(2)
Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no additional fee is being paid in respect of the guarantees related to the Notes. The guarantees related to the notes are not traded separately from the notes.

            THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

SUBJECT TO COMPLETION, DATED June 25, 2015

Helmerich & Payne International Drilling Co.

OFFER TO ISSUE
$500,000,000 aggregate principal amount of 4.65% Senior Notes due 2025
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
AS AMENDED,
IN EXCHANGE FOR
ALL OUTSTANDING AND UNREGISTERED
$500,000,000 aggregate principal amount of 4.65% Senior Notes due 2025

Guaranteed by Helmerich & Payne, Inc.

The exchange offer will expire at 5:00 p.m., New York City time, on                        , 2015, unless we extend or earlier terminate the exchange offer.

The Exchange Notes:

  •
  Helmerich & Payne International Drilling Co. (the "Issuer") is offering to issue $500,000,000 aggregate principal amount 4.65% Senior Notes due 2025 (the "New Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act") in exchange for outstanding unregistered $500,000,000 aggregate principal amount 4.65% Senior Notes due 2025 (the "Old Notes"). The term "Notes" refers to both the Old Notes and the New Notes.

  •
  The terms of the New Notes offered in the exchange offer are substantially identical to the terms of the Old Notes, except that the New Notes will be registered under the Securities Act and certain transfer restrictions, registration rights and additional interest provisions relating to the Old Notes do not apply to the New Notes.

  •
  The New Notes will be guaranteed on an unsecured unsubordinated basis by Helmerich & Payne, Inc. ("Parent"), the parent of the Issuer.

Material Terms of the Exchange Offer:

  •
  The exchange offer expires at 5:00 p.m., New York City time, on                        , 2015, unless extended.

  •
  Upon expiration of the exchange offer, all Old Notes that are validly tendered and not withdrawn will be exchanged for an equal principal amount of the New Notes.

  •
  You may withdraw tendered Old Notes at any time prior to the expiration of the exchange offer.

  •
  The exchange offer is not subject to any minimum tender condition, but is subject to customary conditions.

  •
  If you fail to tender your Old Notes, you will continue to hold unregistered securities and it may be difficult for you to transfer them.

  •
  Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, resale or other transfer of such New Notes, including information with respect to any selling holder required by the Securities Act in connection with the resale of the New Notes. We have agreed that for a period of 180 days after the effective date of the registration statement of which this prospectus forms a part (or for such shorter period during which broker-dealers are required by law to deliver such prospectus), we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

  •
  There is no existing public market for the Old Notes or the New Notes. We do not intend to list the New Notes on any securities exchange or quotation system.

Investing in the New Notes involves risks. See "Risk Factors" beginning on page 11.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                        , 2015

i

        We have filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 with respect to the New Notes. This prospectus, which forms part of the registration statement, does not contain all the information included in the registration statement, including its exhibits and schedules. For further information about us and the Notes described in this prospectus, you should refer to the registration statement and its exhibits and schedules. Statements we make in this prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including the exhibits and schedules, is available at the SEC's website at http://www.sec.gov. See "Documents Incorporated by Reference."

        You may also obtain this information without charge by writing us at the following address or telephoning us at the following telephone number:

Investor Relations
Helmerich & Payne, Inc.
1437 South Boulder Avenue
Tulsa, Oklahoma 74119
(918) 588-5190

        In order to ensure timely delivery, you must request the information no later than                , 2015, which is five business days before the expiration of the exchange offer.

 MARKET AND INDUSTRY DATA

        This prospectus includes information with respect to market share and industry conditions, which are based upon internal estimates and various third-party sources. While management believes that such data is reliable, we have not independently verified any of the data from third-party sources nor have we ascertained the underlying assumptions relied upon therein. Similarly, our internal research is based upon management's understanding of industry conditions, and such information has not been verified by any independent sources. Accordingly, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading "Risk Factors" in this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

        We are "incorporating by reference" specified documents that Parent files with the SEC, which means that:

  •
  incorporated documents are considered part of this prospectus;

  •
  we are disclosing important information to you by referring you to those documents; and

  •
  information that Parent files with the SEC in the future prior to the consummation of the exchange offer with respect to all the Notes to which this prospectus relates or the termination of the offering automatically will update and supersede earlier information contained or incorporated by reference in this prospectus.

        We incorporate by reference into this prospectus the documents listed below and any future filings Parent makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the consummation of the exchange offer with respect to all the Notes to which this prospectus relates or the termination of the offering (other than current reports or the portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K, including the related exhibits under Item 9.01):

  •
  Annual Report of Parent on Form 10-K for the year ended September 30, 2014, filed with the SEC on November 26, 2014;

  •
  Proxy Statement of Parent for its 2015 Annual Meeting of Stockholders, filed with the SEC on January 20, 2015;

  •
  Quarterly Reports of Parent on Form 10-Q for the quarterly periods ended December 31, 2014 and March 31, 2015, filed with the SEC on February 6, 2015 and May 1, 2015, as amended by an amendment on Form 10-Q/A filed with the SEC on June 17, 2015, respectively; and

  •
  Current Reports of Parent on Form 8-K, filed with the SEC on December 2, 2014, March 4, 2015, March 5, 2015, March 12, 2015, March 13, 2015, March 19, 2015, June 3, 2015 and June 25, 2015.

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with any additional information. Any statement contained in this prospectus, or a document incorporated or deemed to be incorporated by reference in this prospectus, will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        The documents incorporated by reference in this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, without charge, upon written or oral request. Exhibits to SEC filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus. Requests for such copies should be directed to the following:

Investor Relations
Helmerich & Payne, Inc.
1437 South Boulder Avenue
Tulsa, Oklahoma 74119
(918) 588-5190

        For the incorporated documents referred to above, no other information, including information on or that can be accessed through our website, is incorporated by reference in this prospectus.

        The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus. You should not assume that the information in this document, including any information incorporated by reference, is accurate as of any date other than the date indicated on the front cover of this prospectus or as of the respective dates of such document incorporated by reference.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, including the documents incorporated by reference herein, contains certain forward-looking statements. All statements other than statements of historical facts included in this prospectus, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate,"

"believe," or "continue" or the negative thereof or similar terminology. These forward-looking statements are based on various assumptions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. We caution that, while we make such assumptions in good faith, assumed facts almost always vary from actual results. Such assumptions include, among others, those described under the section herein entitled "Risk Factors" and elsewhere in this prospectus, as well as in reports and documents Parent files with the SEC. You should carefully review the risk factors and cautionary statements described herein and in the other documents Parent files from time to time with the SEC, specifically Parent's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

        Our future operating results may be affected by various trends and factors which are beyond our control. These include, among other factors, fluctuations in natural gas and crude oil prices, the loss of one or a number of our largest customers, early termination of drilling contracts and failure to realize backlog drilling revenue, forfeiture of early termination payments under fixed term contracts due to sustained unacceptable performance, unsuccessful collection of receivables, inability to procure key rig components, failure to timely deliver rigs within applicable grace periods, disruption to or cessation of the business of our limited source vendors or fabricators, currency exchange losses, expropriation of assets and other international uncertainties, loss of well control, pollution of offshore waters and reservoir damage, operational risks that are not fully insured against or covered by adequate contractual indemnities, passage of laws or regulations including those limiting hydraulic fracturing, litigation and governmental investigations, failure to comply with the terms of our plea agreement with the United States Department of Justice, failure to comply with the United States Foreign Corrupt Practices Act, foreign anti-bribery laws and other governmental laws and regulations, a sluggish global economy, changes in general economic and political conditions, adverse weather conditions including hurricanes, rapid or unexpected changes in drilling or other technologies and uncertain business conditions that affect our businesses. Accordingly, past results and trends should not be used by investors to anticipate future results or trends.

        All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such cautionary statements. Except as required by law, we undertake no duty to update or revise our forward-looking statements based on changes of internal estimates or expectations or otherwise.

 SUMMARY

        This summary highlights selected information from this prospectus or incorporated by reference herein and is therefore qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this prospectus. It may not contain all the information that is important to you. We urge you to read carefully this entire prospectus and the other documents to which it refers to understand fully the terms of the New Notes.

        Parent conducts substantially all of its business through Helmerich & Payne International Drilling Co. and its subsidiaries. In the sections of this prospectus that describe the business of Parent and the Issuer, unless the context otherwise indicates, references to "the Company," "us," "we," "our" and like terms refer to Parent and its subsidiaries. In the sections of this prospectus that describe the Notes or the terms of the exchange offer, unless the context otherwise indicates, references to the "Issuer," "us," "we," "our" and like terms refer to the Issuer and not to any of its subsidiaries. In this prospectus, unless the context otherwise indicates, references to "Parent" refer to Helmerich & Payne, Inc. and not to any of its subsidiaries.

        The Issuer is the borrower under an existing credit facility and is the issuer of existing notes, both of which are guaranteed by Parent. Except for unallocated corporate general and administrative expenses of Parent, the Issuer's financial results do not differ materially from those of Parent and the number and dollar amount of reconciling items between the Issuer's consolidated financial statements and those of Parent are insignificant. Unless otherwise specified, all financial results presented in this prospectus are those of Parent.

Our Company

        Operating principally in North and South America, we specialize in shallow to deep drilling in oil and gas producing basins of the United States and in drilling for oil and gas in international locations. In the United States, we draw our customers primarily from the major oil companies and the larger independent oil companies. In South America, our current customers include major international and national oil companies.

        We are primarily engaged in contract drilling of oil and gas wells for others and this business accounts for almost all of our operating revenues. During fiscal 2014, our U.S. land operations drilled primarily in Texas, Oklahoma, California, Wyoming, Colorado, Louisiana, Mississippi, Pennsylvania, Ohio, Utah, New Mexico, Montana, North Dakota, West Virginia and Nevada. Offshore operations were conducted in the Gulf of Mexico and Equatorial Guinea. International operations were conducted in seven international locations during fiscal 2014: Ecuador, Colombia, Argentina, Tunisia, Bahrain, United Arab Emirates and Mozambique. We are also engaged in the ownership, development and operation of commercial real estate and the research and development of rotary steerable technology. Each of the businesses operates independently of the others through wholly owned subsidiaries. This operating decentralization is balanced by centralized finance and legal organizations.

        The Issuer and Parent are Delaware corporations. Our principal executive offices are located at 1437 South Boulder Avenue, Tulsa, Oklahoma, 74119. Our telephone number is (918) 742-5531. The following diagram depicts our simplified organizational structure.

(1)
At March 31, 2015, we had $251.8 million available to borrow under our $300 million unsecured credit facility. Because $40 million of the $80 million senior unsecured fixed-rate notes is due in July 2015, we include only the remaining $40 million outstanding in long-term debt.

(2)
Helmerich & Payne del Ecuador, Inc. and Helmerich & Payne (Colombia) Drilling Co. are guarantors of the private placement notes due 2015 and 2016. Helmerich & Payne del Ecuador, Inc. and Helmerich & Payne (Colombia) Drilling Co. had combined assets representing less than 4% of the total assets of Parent, as of March 31, 2015, and net income representing less than 2% of the net income of Parent for the quarterly period ended March 31, 2014.

Risk Factors

        Investing in the Notes involves substantial risks and uncertainties. See "Risk Factors" and other information included or incorporated by reference in this prospectus for a discussion of factors you should carefully consider before deciding to purchase any Notes.

The Exchange Offer

        A brief description of the material terms of the exchange offer follows. We are offering to exchange the New Notes for the Old Notes. The terms of the New Notes offered in the exchange offer are substantially identical to the terms of the Old Notes, except that the New Notes will be registered under the Securities Act, and certain transfer restrictions, registration rights and additional interest provisions relating to the Old Notes do not apply to the New Notes. For a more complete description, see "Description of the New Notes" and "The Exchange Offer."

Old Notes	4.65% Senior Notes due 2025, which we issued on March 19, 2015. $500,000,000 aggregate principal amount of the Old Notes were issued under the indenture, as defined below under "Description of the New Notes."
New Notes

4.65% Senior Notes due 2025, the issuance of which has been registered under the Securities Act. The form and the terms of the New Notes are substantially identical to those of the Old Notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the Old Notes described in the registration rights agreement do not apply to the New Notes.

The Exchange Offer

We are offering to issue up to $500,000,000 aggregate principal amount of New Notes in exchange for a like principal amount of Old Notes to satisfy our obligations under the registration rights agreement that we entered into when the Old Notes were issued in a transaction consummated in reliance upon exemptions from registration provided by Rule 144A and Regulation S under the Securities Act. Both the New Notes and the Old Notes are guaranteed by Parent.

Expiration Date; Tenders	The exchange offer will expire at 5:00 p.m., New York City time, on , 2015, unless we extend or earlier terminate the exchange offer. By tendering your Old Notes, you represent to us that:
• you are neither our "affiliate," as defined in Rule 405 under the Securities Act, nor a broker-dealer tendering Notes acquired directly from us for your own account;
• any New Notes you receive in the exchange offer are being acquired by you in the ordinary course of your business;

•

at the time of the commencement of the exchange offer, neither you nor, to your knowledge, anyone receiving New Notes from you, has any arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the New Notes in violation of the Securities Act;

•

if you are a broker-dealer, you will receive the New Notes for your own account in exchange for Old Notes that were acquired by you as a result of your market-making or other trading activities and that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the New Notes you receive; for further information regarding resales of the New Notes by participating broker-dealers, see the discussion under the caption "Plan of Distribution"; and

• if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, the distribution, as defined in the Securities Act, of the New Notes.
Withdrawal; Non-Acceptance

You may withdraw any Old Notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on            , 2015, unless we extend or earlier terminate the exchange offer. If we decide for any reason not to accept any Old Notes tendered for exchange, the Old Notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of Old Notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company ("DTC"), any withdrawn or unaccepted Old Notes will be credited to the tendering holder's account at DTC. For further information regarding the withdrawal of tendered Old Notes, see "The Exchange Offer—Terms of the Exchange Offer; Period for Tendering Old Notes" and "The Exchange Offer—Withdrawal Rights."

Conditions to the Exchange Offer

We are not required to accept for exchange or to issue New Notes in exchange for any Old Notes, and we may terminate or amend the exchange offer, if any of the following events occur prior to the expiration of the exchange offer:

• the exchange offer violates any applicable law or applicable interpretation of the staff of the SEC;
• an action or proceeding shall have been instituted or threatened in any court or by any governmental agency that might materially impair our ability to proceed with the exchange offer;
• we do not receive all the governmental approvals that we deem necessary to consummate the exchange offer; or
• there has been proposed, adopted or enacted any law, statute, rule or regulation that, in our reasonable judgment, would materially impair our ability to consummate the exchange offer.

We may waive any of the above conditions in our reasonable discretion. See the discussion below under the caption "The Exchange Offer—Conditions to the Exchange Offer" for more information regarding the conditions to the exchange offer.

Procedures for Tendering Old Notes

Unless you comply with the procedures described below under the caption "The Exchange Offer—Guaranteed Delivery Procedures," you must do one of the following on or prior to the expiration of the exchange offer to participate in the exchange offer:

•

tender your Old Notes by sending (i) the certificates for your Old Notes (in proper form for transfer), (ii) a properly completed and duly executed letter of transmittal and (iii) all other documents required by the letter of transmittal to Wells Fargo Bank, National Association, as exchange agent, at one of the addresses listed below under the caption "The Exchange Offer—Exchange Agent"; or

•

tender your Old Notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, or an agent's message, as defined below under "The Exchange Offer—Procedures for Tendering Old Notes," instead of the letter of transmittal, to the exchange agent. For a book-entry transfer to constitute a valid tender of your Old Notes in the exchange offer, Wells Fargo Bank, National Association, as exchange agent, must receive a confirmation of book-entry transfer of your Old Notes into the exchange agent's account at DTC prior to the expiration or termination of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent's message, see the discussion below under the caption "The Exchange Offer—Book-Entry Transfers." As used in this prospectus, the term "agent's message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

Guaranteed Delivery Procedures	If you are a registered holder of Old Notes and wish to tender your Old Notes in the exchange offer, but:
• the Old Notes are not immediately available;
• time will not permit your Old Notes or other required documents to reach the exchange agent before the expiration or termination of the exchange offer; or
• the procedure for book-entry transfer cannot be completed prior to the expiration or termination of the exchange offer;
then you may tender Old Notes by following the procedures described below under the caption "The Exchange Offer—Guaranteed Delivery Procedures."

Special Procedures for Beneficial Owners

If you are a beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Old Notes in the exchange offer, you should promptly contact the person in whose name the Old Notes are registered and instruct that person to tender them on your behalf. If you wish to tender such Old Notes in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering your Old Notes, you must either make appropriate arrangements to register ownership of the Old Notes in your name, or obtain a properly completed bond power from the person in whose name the Old Notes are registered.

U.S. Federal Income Tax Considerations

The exchange of Old Notes for New Notes in the exchange offer will not be a taxable transaction for U.S. federal income tax purposes. See the discussion below under the caption "U.S. Federal Income Tax Considerations" for more information regarding the U.S. federal income tax consequences to you of the exchange offer.

Use of Proceeds	We will not receive any cash proceeds from the exchange offer.
Exchange Agent

Wells Fargo Bank, National Association, is the exchange agent for the exchange offer. You can find the address and telephone number of the exchange agent below under the caption, "The Exchange Offer—Exchange Agent."

Resales

Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the New Notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

• you are acquiring the New Notes in the ordinary course of your business;
• you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a distribution of the New Notes; and
• you are neither an affiliate of ours nor a broker-dealer tendering Notes acquired directly from us for your own account.
If you are an affiliate of ours, are engaged in or intend to engage in or have any arrangement or understanding with any person to participate in, the distribution of New Notes:
• you cannot rely on the applicable interpretations of the staff of the SEC;

• you will not be entitled to tender your Old Notes in the exchange offer; and
• you must comply with the registration requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, resale or other transfer of the New Notes issued in the exchange offer, including information with respect to any selling holder required by the Securities Act in connection with any resale of the New Notes.

Furthermore, any broker-dealer that acquired any of its Old Notes directly from us:

•

may not rely on the applicable interpretation of the staff of the SEC's position contained in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988), Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991), as interpreted in the SEC's letter to Shearman & Sterling dated July 2, 1993 and similar no-action letters (collectively, the "Exxon Capital Letters"); and

• must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.
Broker-Dealers

Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, resale or other transfer of such New Notes, including information with respect to any selling holder required by the Securities Act in connection with the resale of the New Notes. We have agreed that for a period of 180 days after the effective date of the registration statement of which this prospectus forms a part (or for such shorter period during which broker-dealers are required by law to deliver such prospectus), we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

Registration Rights Agreement for the Old Notes

When we issued the Old Notes on March 19, 2015, we entered into a registration rights agreement with representatives of the initial purchasers of the Old Notes. Under the terms of the registration rights agreement, we agreed to, among other things:

• use commercially reasonable efforts to cause the exchange offer registration statement to be declared effective no later than December 14, 2015;
• use commercially reasonably efforts to complete the exchange offer no later than January 13, 2016;
• file a shelf registration statement for the resale of the Old Notes if we cannot effect an exchange offer within the time periods listed above and in certain other circumstances; and
• if we fail to meet our registration obligations under the registration rights agreement, pay additional interest at a rate of 0.25% per annum until all such defaults have been cured.

Consequences of Not Exchanging Old Notes

        If you do not exchange your Old Notes in the exchange offer, you will continue to be subject to the restrictions on transfer described in the legend on the certificate for your Old Notes. In general, you may offer or sell your Old Notes only:

  •
  if they are registered under the Securities Act and applicable state securities laws;

  •
  if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

  •
  if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

        We do not intend to register the Old Notes under the Securities Act, and holders of Old Notes that do not exchange Old Notes for New Notes in the exchange offer will no longer have registration rights with respect to the Old Notes except in the limited circumstances provided in the registration rights agreement. Under some circumstances, as described in the registration rights agreement, holders of the Old Notes, including holders who are not permitted to participate in the exchange offer or who may not freely sell New Notes received in the exchange offer, may require us to file, and to use commercially reasonable efforts to cause to become effective, a shelf registration statement covering resales of the Old Notes by such holders. For more information regarding the consequences of not tendering your Old Notes, see "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes."

Summary Description of the New Notes

        A brief description of the material terms of the New Notes follows. The terms of the New Notes and those of the Old Notes are substantially identical, except that the transfer restrictions, registration rights and additional interest provisions relating to the Old Notes described in the registration rights agreement do not apply to the New Notes. For a more complete description, see "Description of the New Notes." In this section, "us," "we," "our" and like terms refer only to the Issuer.

Issuer	Helmerich & Payne International Drilling Co., a Delaware corporation
Guarantor

The New Notes are guaranteed on an unsecured, unsubordinated basis by our Parent. Our subsidiaries will not initially guarantee the New Notes. If any subsidiary of Parent, other than us, in the future guarantees certain of our or Parent's debt, then that subsidiary may be required to guarantee our obligations under the New Notes.

New Notes Offered	$500,000,000 of 4.65% Senior Notes due 2025
Maturity Date	The New Notes will mature on March 15, 2025.
Interest Rate	The New Notes will bear interest at a rate of 4.65% per annum.
Interest Payment Dates	We will pay interest semi-annually in arrears on each March 15 and September 15, beginning on September 15, 2015.
Ranking	The New Notes and Parent's guarantee of the New Notes, respectively, will be our and Parent's general unsecured obligations and will be:
• pari passu in right of payment with all of our and Parent's existing and future unsecured senior indebtedness;
• senior in right of payment to all of our and Parent's future subordinated indebtedness; and
• effectively subordinated to all of our and Parent's future secured indebtedness to the extent of the value of the assets securing such indebtedness.

In addition, the New Notes will be structurally subordinated to the liabilities (including trade payables) of our subsidiaries, other than any subsidiary that in the future guarantees the Notes. See "Risk Factors—Risks Relating to the Notes—The Notes are effectively subordinated to any existing and future indebtedness of our subsidiaries. We may require cash from our subsidiaries to make payments on the Notes."

Optional Redemption

We may redeem the New Notes at our option, in whole or in part, at any time or from time to time at a redemption price equal to 100% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest, if any, on those New Notes to the redemption date, plus the make-whole amount, if any, as described under "Description of the New Notes—Optional Redemption."

Notwithstanding the immediately preceding paragraph, we may redeem the New Notes at our option, in whole or in part, at any time or from time to time on or after December 15, 2024, at a redemption price equal to 100% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest, if any, on those New Notes to the redemption date.

Certain Covenants

The New Notes are subject to certain covenants that, among other things, limit the ability of Parent and its subsidiaries, including us, to incur certain liens, engage in sale and lease-back transactions or to consolidate, merge or transfer all or substantially all of the assets of Parent or the Issuer. See "Description of the New Notes—Covenants."

Change of Control Offer

If a change of control triggering event as described herein occurs, each holder of the Notes may require us to purchase all or a portion of such holder's Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase. See "Description of the New Notes—Change of Control Offer" and "Risk Factors—Risks Relating to the Notes—We may not have sufficient funds to purchase the Notes upon a Change of Control Triggering Event as required by the indenture governing the Notes. The Change of Control Offer covenant provides limited protection."

No Established Trading Market

The New Notes are a new issue of securities with no established trading market. The New Notes will not be listed on any securities exchange or on any automated dealer quotation system. We cannot assure you that an active or liquid trading market for the New Notes will develop. If an active or liquid trading market for the New Notes does not develop, the market price and liquidity of the New Notes may be adversely affected.

Form and Denominations

The New Notes will be issued in minimum denominations of $2,000 and higher integral multiples of $1,000 in excess thereof. The New Notes will be represented by one or more global notes registered in the name of a nominee of DTC. Beneficial interests in the New Notes will be evidenced by, and transfers thereof will be effected only through, records maintained by participants of DTC.

Governing Law	The New Notes and Parent's guarantee of the New Notes will be governed by and construed in accordance with the laws of the State of New York.

RISK FACTORS

        An investment in the New Notes involves certain risks. In consultation with your own financial and legal advisors, you should carefully consider the following discussion of risks before deciding whether an investment in the New Notes is suitable for you. In addition, you should carefully consider the other risks, uncertainties and assumptions that are set forth under the caption "Risk Factors" in Parent's Annual Report on Form 10-K for the fiscal year ended September 30, 2014 and Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2014 and March 31, 2015 before investing in the New Notes. You should also carefully consider the risks and other information, documents or reports included in or incorporated by reference into this prospectus. The risks described below or incorporated by reference herein are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. The occurrence of any one or more of the following could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Relating to Our Business

Our business depends on the level of activity in the oil and natural gas industry, which is significantly impacted by the volatility of oil and natural gas prices and other factors, including the recent decline in oil prices.

        Our business depends on the conditions of the land and offshore oil and natural gas industry. Demand for our services depends on oil and natural gas industry exploration and production activity and expenditure levels, which are directly affected by trends in oil and natural gas prices. Oil and natural gas prices, and market expectations regarding potential changes to these prices, significantly affect oil and natural gas industry activity.

        Oil prices declined significantly during the second half of 2014 and have continued to decline in 2015. In response, many of our customers have announced significant reductions in their 2015 capital spending budgets. At March 31, 2015, 179 out of an available 332 land rigs were contracted in the U.S. land segment. After giving effect to new FlexRigs placed into service and additional rig releases, as of June 19, 2015, 153 rigs remain contracted in the U.S. Land segment excluding rigs that are in the process of stacking. We expect additional U.S. land rigs to become idle and spot market pricing softness to continue during the third quarter of fiscal 2015. Given current oil pricing and existing market trends, the number of our contracted rigs in the U.S. may drop below 150 by the end of the third quarter of fiscal 2015. In addition, low oil prices are expected to negatively impact drilling rigs in international locations and could affect offshore operations. In the event oil prices remain depressed for a sustained period, or decline further, we may experience further, significant declines in both drilling activity and spot dayrate pricing which could have a material adverse effect on our business, financial condition and results of operations.

        Oil and natural gas prices are impacted by many factors beyond our control, including:

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  the demand for oil and natural gas;

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  the cost of exploring for, developing, producing and delivering oil and natural gas;

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  the worldwide economy;

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  expectations about future oil and natural gas prices;

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  domestic and international tax policies;

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  political and military conflicts in oil producing regions or other geographical areas or acts of terrorism in the U.S. or elsewhere;

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  technological advances;

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  the development and exploitation of alternative fuels;

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  local and international political, economic and weather conditions;

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  the ability of The Organization of Petroleum Exporting Countries ("OPEC") to set and maintain production levels and pricing;

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  the level of production by OPEC and non-OPEC countries; and

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  the environmental and other laws and governmental regulations regarding exploration and development of oil and natural gas reserves.

        The level of land and offshore exploration, development and production activity and the price for oil and natural gas is volatile and is likely to continue to be volatile in the future. Higher oil and natural gas prices do not necessarily translate into increased activity because demand for our services is typically driven by our customer's expectations of future commodity prices. However, a sustained decline in worldwide demand for oil and natural gas or prolonged low oil or natural gas prices would likely result in reduced exploration and development of land and offshore areas and a decline in the demand for our services, which could have a material adverse effect on our business, financial condition and results of operations.

Our offshore and land operations are subject to a number of operational risks, including environmental and weather risks, which could expose us to significant losses and damage claims. We are not fully insured against all of these risks and our contractual indemnity provisions may not fully protect us.

        Our drilling operations are subject to the many hazards inherent in the business, including inclement weather, blowouts, well fires, loss of well control, pollution and reservoir damage. These hazards could cause significant environmental damage, personal injury and death, suspension of drilling operations, serious damage or destruction of equipment and property and substantial damage to producing formations and surrounding lands and waters.

        Our offshore drilling operations are also subject to potentially greater environmental liability, including pollution of offshore waters and related negative impact on wildlife and habitat, adverse sea conditions and platform damage or destruction due to collision with aircraft or marine vessels. Our offshore operations may also be negatively affected by blowouts or uncontrolled release of oil by third parties whose offshore operations are unrelated to our operations. We operate several platform rigs in the Gulf of Mexico. The Gulf of Mexico experiences hurricanes and other extreme weather conditions on a frequent basis, the frequency of which may increase with any climate change. Damage caused by high winds and turbulent seas could potentially curtail operations on such platform rigs for significant periods of time until the damage can be repaired. Moreover, even if our platform rigs are not directly damaged by such storms, we may experience disruptions in operations due to damage to customer platforms and other related facilities in the area.

        We have a new-build rig assembly facility located near the Houston, Texas ship channel, and our principal fabricator and other vendors are also located in the gulf coast region. Due to their location, these facilities are exposed to potentially greater hurricane damage.

        We have indemnification agreements with many of our customers and we also maintain liability and other forms of insurance. In general, our drilling contracts contain provisions requiring our customers to indemnify us for, among other things, pollution and reservoir damage. However, our contractual rights to indemnification may be unenforceable or limited due to negligent or willful acts by us, our subcontractors and/or suppliers. Our customers may also dispute, or be unable to meet, their contractual indemnification obligations to us. Accordingly, we may be unable to transfer these risks to our drilling customers by contract or indemnification agreements. Incurring a liability for which we are not fully indemnified or insured could have a material adverse effect on our business, financial condition and results of operations.

        With the exception of "named wind storm" risk in the Gulf of Mexico, we insure rigs and related equipment at values that approximate the current replacement cost on the inception date of the policy. However, we self-insure a large deductible as well as a significant portion of the estimated replacement cost of our offshore rigs and our land rigs and equipment. We also carry insurance with varying deductibles and coverage limits with respect to offshore platform rigs and "named wind storm" risk in the Gulf of Mexico.

        We have insurance coverage for comprehensive general liability, automobile liability, worker's compensation and employer's liability, and certain other specific risks. Insurance is purchased over deductibles to reduce our exposure to catastrophic events. We retain a significant portion of our expected losses under our worker's compensation, general liability and automobile liability programs. The Company self-insures a number of other risks including loss of earnings and business interruption. We are unable to obtain significant amounts of insurance to cover risks of underground reservoir damage.

        If a significant accident or other event occurs and is not fully covered by insurance or an enforceable or recoverable indemnity from a customer, it could have a material adverse effect on our business, financial condition and results of operations. Our insurance will not in all situations provide sufficient funds to protect us from all liabilities that could result from our drilling operations. Our coverage includes aggregate policy limits. As a result, we retain the risk for any loss in excess of these limits. No assurance can be given that all or a portion of our coverage will not be cancelled during the second half of fiscal 2015, that insurance coverage will continue to be available at rates considered reasonable or that our coverage will respond to a specific loss. Further, we may experience difficulties in collecting from our insurers or our insurers may deny all or a portion of our claims for insurance coverage.

A tepid or deteriorating global economy may affect our business.

        As a result of volatility in oil and natural gas prices and a tepid global economic environment, we are unable to determine whether our customers will maintain spending on exploration and development drilling or whether customers and/or vendors and suppliers will be able to access financing necessary to sustain their current level of operations, fulfill their commitments and/or fund future operations and obligations. In the event the global economic environment remains tepid or deteriorates, industry fundamentals may be impacted and result in stagnant or reduced demand for drilling rigs. Furthermore, these factors may result in certain of our customers experiencing an inability to pay vendors, including us. The global economic environment in the past has experienced significant deterioration in a relatively short period of time and there can be no assurance that the global economic environment will not quickly deteriorate again due to one or more factors. These conditions could have a material adverse effect on our business, financial condition and results of operations.

The contract drilling business is highly competitive.

        Competition in contract drilling involves such factors as price, rig availability and excess rig capacity in the industry, efficiency, condition and type of equipment, reputation, operating safety, environmental impact and customer relations. Competition is primarily on a regional basis and may vary significantly by region at any particular time. Land drilling rigs can be readily moved from one region to another in response to changes in levels of activity, and an oversupply of rigs in any region may result, leading to increased price competition.

        Although many contracts for drilling services are awarded based solely on price, we have been successful in establishing long-term relationships with certain customers which have allowed us to secure drilling work even though we may not have been the lowest bidder for such work. We have continued to attempt to differentiate our services based upon our highly mobile/depth flexible land drilling rigs (individually, the "FlexRig®") and our engineering design expertise, operational efficiency, safety and environmental awareness. This strategy is less effective when lower demand for drilling services intensifies price competition and makes it more difficult or impossible to compete on any basis other than price. Also, future improvements in operational efficiency and safety by our competitors could negatively affect our ability to differentiate our services.

The loss of one or a number of our large customers could have a material adverse effect on our business, financial condition and results of operations.

        In fiscal 2014, we received approximately 56% of our consolidated operating revenues from our ten largest contract drilling customers and approximately 26% of our consolidated operating revenues from our three largest customers (including their affiliates). We believe that our relationship with all of these customers is good; however, the loss of one or more of our larger customers could have a material adverse effect on our business, financial condition and results of operations.

New technologies may cause our drilling methods and equipment to become less competitive, higher levels of capital expenditures will be necessary to keep pace with the bifurcation of the drilling industry, and growth through the building of new drilling rigs is not assured.

        The market for our services is characterized by continual technological developments that have resulted in, and will likely continue to result in, substantial improvements in the functionality and performance of rigs and equipment. Our customers are increasingly demanding the services of newer, higher specification drilling rigs. This results in a bifurcation of the drilling fleet and is evidenced by the higher specification drilling rigs (e.g., AC rigs) generally operating at higher overall utilization levels and day rates than the lower specification drilling rigs (e.g., mechanical or SCR rigs). In addition, a significant number of lower specification rigs are being stacked and/or removed from service. As a result of this bifurcation, a higher level of capital expenditures will be required to maintain and improve existing rigs and equipment and purchase and construct newer, higher specification drilling rigs to meet the increasingly sophisticated needs of our customers.

        Since the late 1990's we have increased our drilling rig fleet through new construction. Although we take measures to ensure that we use advanced oil and natural gas drilling technology, changes in technology or improvements in competitors' equipment could make our equipment less competitive. There can be no assurance that we will:

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  have sufficient capital resources to build new, technologically advanced drilling rigs;

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  avoid cost overruns inherent in large construction projects resulting from numerous factors such as shortages of equipment, materials and skilled labor, unscheduled delays in delivery of ordered equipment and materials, unanticipated increases in costs of equipment, materials and labor, design and engineering problems, and financial or other difficulties;

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  successfully integrate additional drilling rigs;

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  effectively manage the growth and increased size of our organization and drilling fleet;

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  successfully deploy idle, stacked or additional drilling rigs;

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  maintain crews necessary to operate additional drilling rigs; or

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  successfully improve our financial condition, results of operations, business or prospects as a result of building new drilling rigs.

        If we are not successful in building new rigs and equipment or upgrading our existing rigs and equipment in a timely and cost-effective manner, we could lose market share. One or more technologies that we may implement in the future may not work as we expect and we may be adversely affected. Additionally, new technologies, services or standards could render some of our services, drilling rigs or equipment obsolete, which could have a material adverse impact on our business, financial condition and results of operation.

New legislation and regulatory initiatives relating to hydraulic fracturing or other aspects of the oil and gas industry could negatively impact the drilling programs of our customers and, consequently, delay, limit or reduce the drilling services we provide.

        It is a common practice in our industry for our customers to recover natural gas and oil from shale and other formations through the use of horizontal drilling combined with hydraulic fracturing. Hydraulic fracturing is the process of creating or expanding cracks, or fractures, in formations using water, sand and other additives pumped under high pressure into the formation. The hydraulic fracturing process is typically regulated by state oil and natural gas commissions. Several states have adopted or are considering adopting regulations that could impose more stringent permitting, public disclosure, waste disposal and/or well construction requirements on hydraulic fracturing operations or otherwise seek to ban fracturing activities altogether. In addition to state laws, some local municipalities have adopted or are considering adopting land use restrictions, such as city ordinances, that may restrict or prohibit the performance of well drilling in general and/or hydraulic fracturing in particular. Members of the U.S. Congress and a number of federal agencies are analyzing, or have been requested to review, a variety of environmental issues associated with hydraulic fracturing and the possibility of more stringent regulation. For example, the U.S. Environmental Protection Agency has undertaken a study of the potential environmental effects of hydraulic fracturing on drinking water and groundwater. Depending on the outcome of these or other studies, federal and state legislatures and agencies may seek to further regulate, restrict or prohibit hydraulic fracturing activities. Increased regulation and attention given to the hydraulic fracturing process could lead to greater opposition to oil and gas production activities using hydraulic fracturing techniques, operational delays or increased operating and compliance costs in the production of oil and natural gas from shale plays, added difficulty in performing hydraulic fracturing, and potentially a decline in the completion of new oil and gas wells.

        We do not engage in any hydraulic fracturing activities. However, any new laws, regulations or permitting requirements regarding hydraulic fracturing could negatively impact the drilling programs of our customers and, consequently, delay, limit or reduce the drilling services we provide. Widespread regulation significantly restricting or prohibiting hydraulic fracturing by our customers could have a material adverse impact on our business, financial condition and results of operation.

Failure to comply with the terms of our plea agreement with the United States Department of Justice may adversely affect our business.

        On November 8, 2013, the United States District Court for the Eastern District of Louisiana approved the previously disclosed October 30, 2013 plea agreement between us and the United States Department of Justice, United States Attorney's Office for the Eastern District of Louisiana ("DOJ"). The court's approval of the plea agreement resolved the DOJ's investigation into certain choke manifold testing irregularities that occurred in 2010 at one of our offshore platform rigs in the Gulf of Mexico. As part of the plea agreement, we agreed, during a three-year probationary period, to not commit any further criminal violations and to fulfill the terms of an environmental compliance plan ("ECP") whose purpose is to develop and implement additional training and safety programs. Our ability to comply with the terms of the plea agreement is dependent, in part, on our successful implementation of the additional training and safety programs set forth in the ECP. While not anticipated, a failure to comply with the terms of the plea agreement, including the ECP, could result in prosecution and other regulatory sanctions, and could otherwise adversely affect our business. We have been engaged in discussions with the Inspector General's office of the Department of the Interior regarding the same events that were the subject of the DOJ's investigation. Although we presently believe that the outcome of our discussions will not have a material adverse effect on us, we can provide no assurances as to the timing or eventual outcome of these discussions. In addition, we could be exposed to civil litigation arising from the events that were the subject of the DOJ's investigation. Any such litigation may result in financial liability.

We are subject to the political, economic and social instability risks and local laws associated with doing business in certain foreign countries.

        We currently have operations in South America, the Middle East and Africa. In the future, we may further expand the geographic reach of our operations. As a result, we are exposed to certain political, economic and other uncertainties not encountered in U.S. operations, including increased risks of social unrest, strikes, terrorism, war, kidnapping of employees, nationalization, forced negotiation or modification of contracts, difficulty resolving disputes and enforcing contract provisions, expropriation of equipment as well as expropriation of oil and gas exploration and drilling rights, taxation policies, foreign exchange restrictions and restrictions on repatriation of income and capital, currency rate fluctuations, increased governmental ownership and regulation of the economy and industry in the markets in which we operate, economic and financial instability of national oil companies, and restrictive governmental regulation, bureaucratic delays and general hazards associated with foreign sovereignty over certain areas in which operations are conducted. South American countries, in particular, have historically experienced uneven periods of economic growth, as well as recession, periods of high inflation and general economic and political instability. From time to time these risks have impacted our business. For example, on June 30, 2010, the Venezuelan government expropriated 11 rigs and associated real and personal property owned by our Venezuelan subsidiary. Prior thereto, we also experienced currency devaluation losses in Venezuela and difficulty repatriating U.S. dollars to the United States.

        Additionally, there can be no assurance that there will not be changes in local laws, regulations and administrative requirements or the interpretation thereof which could have a material adverse effect on the profitability of our operations or on our ability to continue operations in certain areas. For example, in January 2015, the Venezuelan government announced plans for a new foreign currency exchange system. We are monitoring the status of this change in Venezuela's exchange control policy. Because of the impact of local laws, our future operations in certain areas may be conducted through entities in which local citizens own interests and through entities (including joint ventures) in which we hold only a minority interest or pursuant to arrangements under which we conduct operations under contract to local entities. While we believe that neither operating through such entities nor pursuant to such arrangements would have a material adverse effect on our operations or revenues, there can be no assurance that we will in all cases be able to structure or restructure our operations to conform to local law (or the administration thereof) on terms we find acceptable.

        Although we attempt to minimize the potential impact of such risks by operating in more than one geographical area, approximately 10% of our consolidated operating revenues during fiscal 2014 and approximately 11% of our consolidated operating revenues during the six months ended March 31, 2015 were generated from the international contract drilling business. Approximately 74% of the international operating revenues during fiscal 2014 and approximately 69% of the international operating revenues during the six months ended March 31, 2015 were from operations in South America. All of the South American operating revenues were from Argentina, Colombia and Ecuador. The future occurrence of one or more international events arising from the types of risks described above could have a material adverse impact on our business, financial condition and results of operation.

We depend on a limited number of vendors, some of which are thinly capitalized and the loss of any of which could disrupt our operations.

        Certain key rig components are either purchased from or fabricated by a single or limited number of vendors, and we have no long-term contracts with many of these vendors. Shortages could occur in these essential components due to an interruption of supply or increased demands in the industry. If we are unable to procure certain of such rig components, we would be required to reduce our rig construction or other operations, which could have a material adverse effect on our business, financial condition and results of operations.

        If our principal fabricator, located on the Texas gulf coast, was unable or unwilling to continue fabricating rig components, then we would have to transfer this work to other acceptable fabricators. This transfer could result in significant delay in the completion of new FlexRigs. Any significant interruption in the fabrication of rig components could have a material adverse impact on our business, financial condition and results of operations.

        Certain key rig components are obtained from vendors that are, in some cases, thinly capitalized, independent companies that generate significant portions of their business from us or from a small group of companies in the energy industry. These vendors may be disproportionately affected by any loss of business, downturn in the energy industry or reduction or unavailability of credit. Therefore, disruptions in rig component delivery may occur, and such disruptions and terminations could have a material adverse effect on our business, financial condition and results of operations.

Our securities portfolio may lose significant value due to a decline in equity prices and other market-related risks, thus impacting our debt ratio and financial strength.

        At September 30, 2014, we had a portfolio of securities with a total fair value of approximately $222 million, consisting of Atwood Oceanics, Inc. and Schlumberger, Ltd. These securities are subject to a wide variety of market-related risks that could substantially reduce or increase the fair value of our holdings. The portfolio is recorded at fair value on our balance sheet with changes in unrealized after-tax value reflected in the equity section of our balance sheet. At March 31, 2015, the fair value of the portfolio had decreased to approximately $151 million.

Failure to comply with the U.S. Foreign Corrupt Practices Act or foreign anti-bribery legislation, other governmental regulations and environmental laws could adversely affect our business.

        The U.S. Foreign Corrupt Practices Act ("FCPA") and similar anti-bribery laws in other jurisdictions, including the United Kingdom Bribery Act 2010, generally prohibit companies and their intermediaries from making improper payments to foreign officials for the purpose of obtaining or retaining business. We operate in many parts of the world that have experienced governmental corruption to some degree and, in certain circumstances, strict compliance with anti-bribery laws may conflict with local customs and practices and impact our business. Although we have programs in place covering compliance with anti-bribery legislation, any failure to comply with the FCPA or other anti-bribery legislation could subject us to civil and criminal penalties or other sanctions, which could have a material adverse impact on our business, financial condition and results of operation. We could also face fines, sanctions and other penalties from authorities in the relevant foreign jurisdictions, including prohibition of our participating in or curtailment of business operations in those jurisdictions and the seizure of drilling rigs or other assets.

        Additionally, many aspects of our operations are subject to government regulation, including those relating to drilling practices, pollution, disposal of hazardous substances and oil field waste. The United States and various other countries have environmental regulations which affect drilling operations. The cost of compliance with these laws could be substantial. A failure to comply with these laws and regulations could expose us to substantial civil and criminal penalties. In addition, environmental laws and regulations in the United States impose a variety of requirements on "responsible parties" related to the prevention of oil spills and liability for damages from such spills. As an owner and operator of drilling rigs, we may be deemed to be a responsible party under these laws and regulations.

        We believe that we are in substantial compliance with all legislation and regulations affecting our operations in the drilling of oil and gas wells and in controlling the discharge of wastes. To date, compliance costs have not materially affected our capital expenditures, earnings or competitive position, although compliance measures may add to the costs of drilling operations. Additional legislation or regulation may reasonably be anticipated, and the effect thereof on our operations cannot be predicted.

Regulation of greenhouse gases and climate change could have a negative impact on our business.

        Scientific studies have suggested that emissions of certain gases, commonly referred to as "greenhouse gases" ("GHGs") and including carbon dioxide and methane, may be contributing to warming of the earth's atmosphere and other climatic changes. In response to such studies, the issue of climate change and the effect of GHG emissions, in particular emissions from fossil fuels, is attracting increasing attention worldwide. We are aware of the increasing focus of local, state, national and international regulatory bodies on GHG emissions and climate change issues. The United States Congress may consider legislation to reduce GHG emissions. Although it is not possible at this time to predict whether proposed legislation or regulations will be adopted, any such future laws and regulations could result in increased compliance costs or additional operating restrictions. Any additional costs or operating restrictions associated with legislation or regulations regarding GHG emissions could have a material adverse impact on our business, financial condition and results of operations.

Legal proceedings could have a negative impact on our business.

        The nature of our business makes us susceptible to legal proceedings and governmental investigations from time to time. Lawsuits or claims against us could have a material adverse effect on our business, financial condition and results of operations. Any litigation or claims, even if fully indemnified or insured, could negatively affect our reputation among our customers and the public, and make it more difficult for us to compete effectively or obtain adequate insurance in the future.

Our business and results of operations may be adversely affected by foreign currency restrictions and devaluation.

        Our contracts for work in foreign countries generally provide for payment in U.S. dollars. However, in Argentina we are paid in Argentine pesos. The Argentine branch of one of our second-tier subsidiaries remits U.S. dollars to its U.S. parent by converting the Argentine pesos into U.S. dollars through the Argentine Foreign Exchange Market and repatriating the U.S. dollars. In the future, other contracts or applicable law may require payments to be made in foreign currencies. Based upon current information, we believe that our exposure to potential losses from currency restrictions and devaluation in foreign countries is immaterial. However, there can be no assurance that we will not experience in Argentina or elsewhere a devaluation of foreign currency, foreign exchange restrictions or other difficulties repatriating U.S. dollars even if we are able to negotiate contract provisions designed to mitigate such risks. In the event of future payments in foreign currencies and an inability to timely exchange foreign currencies for U.S. dollars, we may incur currency devaluation losses which could have a material adverse impact on our business, financial condition and results of operations.

Our current backlog of contract drilling revenue may not be ultimately realized as fixed-term contracts may in certain instances be terminated without an early termination payment.

        Fixed-term drilling contracts customarily provide for termination at the election of the customer, with an "early termination payment" to be paid to us if a contract is terminated prior to the expiration of the fixed term. However, under certain limited circumstances, such as destruction of a drilling rig, our bankruptcy, sustained unacceptable performance by us or delivery of a rig beyond certain grace and/or liquidated damage periods, no early termination payment would be paid to us. Even if an early termination payment is owed to us, a customer may be unable or may refuse to pay the early termination payment. We also may not be able to perform under these contracts due to events beyond our control, and our customers may seek to cancel or renegotiate our contracts for various reasons, including those described above. As of September 30, 2014 and March 31, 2015, our contract drilling backlog was approximately $5.0 billion and $3.9 billion respectively for future revenues under firm commitments, and is generally declining since the gradual reduction in existing term contract coverage over time is not currently being offset by new term contracts as a result of deteriorating market conditions and the significant 2015 capital spending budget reductions that many of our customers have announced. Our inability or the inability of our customers to perform under our or their contractual obligations may have a material adverse impact on our business, financial condition and results of operations.

We may have additional tax liabilities.

        We are subject to income taxes in the United States and numerous other jurisdictions. Significant judgment is required in determining our worldwide provision for income taxes. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. We are regularly audited by tax authorities. Although we believe our tax estimates are reasonable, the final determination of tax audits and any related litigation could be materially different than what is reflected in income tax provisions and accruals. An audit or litigation could materially affect our financial position, income tax provision, net income or cash flows in the period or periods challenged. It is also possible that future changes to tax laws (including tax treaties) could impact our ability to realize the tax savings recorded to date.

Shortages of drilling equipment and supplies could adversely affect our operations.

        The contract drilling business is highly cyclical. During periods of increased demand for contract drilling services, delays in delivery and shortages of drilling equipment and supplies can occur. These risks are intensified during periods when the industry experiences significant new drilling rig construction or refurbishment. Any such delays or shortages could have a material adverse effect on our business, financial condition and results of operations.

Reliance on management and competition for experienced personnel may negatively impact our operations or financial results.

        We greatly depend on the efforts of our executive officers and other key employees to manage our operations. The loss of members of management could have a material effect on our business. Similarly, we utilize highly skilled personnel in operating and supporting our businesses. In times of high utilization, it can be difficult to retain, and in some cases find, qualified individuals. Although to date our operations have not been materially affected by competition for personnel, an inability to obtain or find a sufficient number of qualified personnel could have a material adverse effect on our business, financial condition and results of operations.

Our business is subject to cybersecurity risks.

        Threats to information technology systems associated with cybersecurity risks and cyber incidents or attacks continue to grow. Cybersecurity attacks could include, but are not limited to, malicious software, attempts to gain unauthorized access to our data and the unauthorized release, corruption or loss of our data, loss of our intellectual property, theft of our FlexRig and other technology, loss or damage to our data delivery systems, other electronic security breaches that could lead to disruptions in our critical systems, and increased costs to prevent, respond to or mitigate cybersecurity events. It is possible that our business, financial and other systems could be compromised, which might not be noticed for some period of time. Although we utilize various procedures and controls to mitigate our exposure to such risk, cybersecurity attacks are evolving and unpredictable. The occurrence of such an attack could lead to financial losses and have a material adverse effect on our business, financial condition and results of operations. We are not aware that any material cybersecurity breaches have occurred to date.

Unionization efforts and labor regulations in certain countries in which we operate could materially increase our costs or limit our flexibility.

        Efforts may be made from time to time to unionize portions of our workforce. In addition, we may in the future be subject to strikes or work stoppages and other labor disruptions. Additional unionization efforts, new collective bargaining agreements or work stoppages could materially increase our costs, reduce our revenues or limit our flexibility.

Any future implementation of price controls on oil and natural gas would affect our operations.

        The United States Congress may in the future impose some form of price controls on either oil, natural gas or both. Any future limits on the price of oil or natural gas could negatively affect the demand for our services and, consequently, have a material adverse effect on our business, financial condition and results of operations.

Covenants in our debt agreements restrict our ability to engage in certain activities.

        Our debt agreements pertaining to certain long-term unsecured debt and our unsecured revolving credit facility contain various covenants that may in certain instances restrict our ability to, among other things, incur, assume or guarantee additional indebtedness, incur liens, make loans or certain types of investments, sell or otherwise dispose of assets, enter into new lines of business, and merge or consolidate. In addition, our debt agreements also require us to maintain minimum current, funded leverage and interest coverage ratios. Such restrictions may limit our ability to successfully execute our business plans, which may have adverse consequences on our operations.

Improvements in or new discoveries of alternative energy technologies could have a material adverse effect on our financial condition and results of operations.

        Since our business depends on the level of activity in the oil and natural gas industry, any improvement in or new discoveries of alternative energy technologies that increase the use of alternative forms of energy and reduce the demand for oil and natural gas could have a material adverse effect on our business, financial condition and results of operations.

Risks Relating to the Notes

The Notes are equal in right of payment to a substantial portion of our other unsecured senior indebtedness.

        Our payment obligations under the Notes and Parent's payment obligations under its guarantee of the Notes are unsecured and equal in right of payment to a substantial portion of the current and future indebtedness of us and Parent, respectively, including indebtedness for borrowed money, indebtedness evidenced by bonds, debentures, notes or similar instruments, obligations arising from or with respect to guarantees and direct credit substitutes, obligations associated with hedges and derivative products, capitalized lease obligations and other senior indebtedness. Subject to certain restrictions on secured debt, the indenture governing the Notes does not limit the ability of us and Parent to incur additional indebtedness and other obligations, including indebtedness and other obligations that rank equal in right of payment with the Notes.

The Notes are effectively subordinated to any existing and future indebtedness of our subsidiaries. We may require cash from our subsidiaries to make payments on the Notes.

        We conduct certain of our businesses through subsidiaries, and we rely on dividends, distributions, proceeds from intercompany transactions, interest payments and loans from those entities to meet a portion of our obligations for payment of principal and interest on outstanding debt obligations, including the Notes. These subsidiaries are separate and distinct legal entities and they will not initially guarantee the Notes or otherwise have any obligation to pay any amounts due on the Notes or to provide us with funds for our payment obligations on the Notes or provide Parent with funds for its payment obligation on its guarantee of the Notes. In addition, provisions of applicable law, such as those limiting the legal sources of dividends, could limit our subsidiaries' ability to make payments or other distributions to us, and our subsidiaries could agree to contractual restrictions on their ability to make distributions. If we are unable to obtain cash from such entities to fund required payments in respect of the Notes, we may be unable to make payments of principal of or interest on the Notes.

        In addition, the rights that we and our creditors would have to participate in the assets of a subsidiary upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors. Accordingly, the Notes will be structurally subordinated to all existing and future liabilities of our subsidiaries, other than any subsidiary that in the future guarantees the Notes. Our subsidiaries have incurred debt in the operation and expansion of their businesses, and we anticipate that certain of our subsidiaries may incur additional debt in the future.

Changes in our credit rating may adversely affect your investment in the Notes.

        The credit ratings assigned to the Notes reflect the rating agencies' assessments of our ability to make payments on the Notes when due. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could increase our corporate borrowing costs and affect the market value of your Notes. Also, our credit ratings may not reflect the potential impact of risks related to structure, market or other factors related to the value of the Notes.

The Guarantees may be of limited value.

        As Parent currently has limited assets other than its ownership interest in us and White Eagle Assurance Company, Parent's guarantee of the Notes may be of limited value.

We may not have sufficient funds to purchase the Notes upon a Change of Control Triggering Event as required by the indenture governing the Notes. The Change of Control Offer covenant provides limited protection.

        Holders of the Notes may require us to purchase their Notes upon a "Change of Control Triggering Event" as defined under "Description of the New Notes—Change of Control Offer." A Change of Control (as defined in such section of this prospectus) may also result in holders of certain of our future indebtedness having the right to require us to repay indebtedness issued under other agreements. We cannot assure you that we would have sufficient financial resources, or would be able to arrange financing, to pay the purchase price of the Notes and repay indebtedness that may be tendered by the holders thereof in such a circumstance.

        Furthermore, the terms of our then existing indebtedness or other agreements may contain covenants, events of default or other provisions that could be violated if a Change of Control were to occur or if we were required to purchase the Notes and other notes and repay indebtedness containing a similar repurchase or repayment requirement.

        The Change of Control Offer covenant is a result of negotiations between us and the initial purchasers and is limited to the transactions specified in "Description of the New Notes—Change of Control Offer." We have no current intention to engage in a transaction involving a Change of Control Triggering Event, although it is possible that we could decide to do so in the future. We could, in the future, enter into certain transactions, including acquisitions, dispositions, refinancings or other recapitalizations, that would not constitute a Change of Control Triggering Event under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings.

Risks Relating to the Exchange Offer

Holders who fail to exchange their Old Notes will continue to be subject to restrictions on transfer and may have reduced liquidity after the exchange offer.

        If you do not exchange your Old Notes in the exchange offer, you will continue to be subject to the restrictions on transfer applicable to your Old Notes. The restrictions on transfer of your Old Notes arise because we issued the Old Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the Old Notes if they are registered under the Securities Act and applicable state securities laws, or are offered and sold under an exemption from these requirements. We do not plan to register the Old Notes under the Securities Act.

        Furthermore, we have not conditioned the exchange offer on receipt of any minimum or maximum principal amount of Old Notes. As Old Notes are tendered and accepted in the exchange offer, the principal amount of remaining outstanding Old Notes will decrease. This decrease could reduce the liquidity of any trading market for the Old Notes. We cannot assure you of the liquidity, or even the continuation, of any trading market for the outstanding Old Notes following the exchange offer.

        For further information regarding the consequences of not tendering your Old Notes in the exchange offer, see the discussions below under the captions "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes" and "U.S. Federal Income Tax Considerations."

You must comply with the exchange offer procedures to receive New Notes.

        Delivery of New Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

  •
  certificates for Old Notes or a book-entry confirmation of a book-entry transfer of Old Notes into the exchange agent's account at DTC, New York, New York, as a depository, including an agent's message, as defined in this prospectus, if the tendering holder does not deliver a letter of transmittal;

  •
  a complete and signed letter of transmittal, or facsimile copy, with any required signature guarantees, or, in the case of a book-entry transfer, an agent's message in place of the letter of transmittal; and

  •
  any other documents required by the letter of transmittal.

        Therefore, holders of Old Notes who would like to tender Old Notes in exchange for New Notes should be sure to allow enough time for the necessary documents to be timely received by the exchange agent. We are not required to notify you of defects or irregularities in tenders of Old Notes for exchange. Old Notes that are not tendered or that are tendered but that we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and will no longer have the registration and other rights under the registration rights agreement. See "The Exchange Offer—Procedures for Tendering Old Notes" and "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes."

Some holders who exchange their Old Notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

        If you exchange your Old Notes in the exchange offer for the purpose of participating in a distribution of the New Notes, you may be deemed to have received restricted securities. If you are deemed to have received restricted securities, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        In addition, a broker-dealer that purchased Old Notes for its own account as part of market-making or trading activities must deliver a prospectus meeting the requirements of the Securities Act when it sells New Notes it receives in the exchange offer. Our obligation to make this prospectus available to broker-dealers is limited. We cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their New Notes.

An active trading market for the New Notes may not develop.

        The New Notes are a new issue of securities, and there is no established trading market for the New Notes. We do not intend to apply to list the Notes for trading on any securities exchange or to arrange for quotation on any automated dealer quotation system. As a result of this and the other factors listed below, an active trading market for the New Notes may not develop, in which case the market price and liquidity of the New Notes may be adversely affected. In addition, you may not be able to sell your New Notes at a particular time or at a price favorable to you. Future trading prices of the New Notes will depend on many factors, including prevailing interest rates, our results of operations and financial condition, political and economic developments, the market for similar securities and the other factors described in this section of the prospectus under "Risk Factors." It is possible that any market for the New Notes will be subject to disruptions. A disruption may have a negative effect on you as a holder of the New Notes, regardless of our prospects or performance.

SUMMARY FINANCIAL DATA OF HELMERICH & PAYNE, INC.

        The summary historical consolidated financial data of Parent set forth below are not necessarily indicative of our future results of operations or financial condition. The summary historical consolidated statement of earnings and cash flow data for the six months ended March 31, 2014 and 2015 and the summary historical consolidated balance sheet data as of March 31, 2014 and 2015 have been derived from Parent's unaudited consolidated financial statements prepared in accordance with U.S. Generally Accepted Accounting Principles ("U.S. GAAP") incorporated by reference in this prospectus. The summary historical consolidated statement of earnings and cash flow data for the fiscal years ended September 30, 2012, 2013 and 2014 and the summary historical consolidated balance sheet data as of September 30, 2013 and 2014 have been derived from Parent's audited consolidated financial statements prepared in accordance with U.S. GAAP incorporated by reference in this prospectus. The summary historical consolidated statement of earnings and cash flow data for the fiscal years ended September 30, 2010 and 2011 and the summary historical consolidated balance sheet data as of September, 2010, 2011 and 2012, are derived from Parent's audited consolidated financial statements prepared in accordance with U.S. GAAP that are not incorporated by reference in this prospectus. Total assets and Long-term debt presented in the table below for all periods prior to March 31, 2015 have been restated due to the adoption of Accounting Standards Update ("ASU") No. 2015-03 "Interest—Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs" effective January 1, 2015. ASU No. 2015-03 requires debt issuance costs be presented in the balance sheet as a direct deduction from the carrying amount of the related liability. Prior to the adoption of ASU No. 2015-03, debt issuance costs were reported in the balance sheet as an asset. The ASU requires retrospective application.

        This information is only a summary and should be read in conjunction with our consolidated financial statements and notes referred to above, "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in Parent's Annual Report on Form 10-K for the year ended September 30, 2014 incorporated by reference in this prospectus, "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2014 and March 31, 2015 incorporated by reference in this prospectus, and the other information contained in or incorporated by reference in this prospectus.

	Six Months Ended March 31,		Years Ended September 30,
	2015	2014	2014	2013	2012	2011	2010
Statement of Income Data
Operating revenues	$1,939,637	$1,782,582	$3,719,707	$3,387,614	$3,151,802	$2,543,894	$1,875,162
Income from continuing operations	352,593	347,771	708,766	721,453	573,609	434,668	286,081
Income (loss) from discontinued operations	(14)	(19)	(47)	15,186	7,436	(482)	(129,769)
Net Income	352,579	347,752	708,719	736,639	581,045	434,186	156,312
Income from continuing operations per diluted common share	3.25	3.22	6.46	6.65	5.27	3.99	2.66
Cash dividends declared per common share	1.375	1.250	2.625	1.300	0.280	0.260	0.220
Balance Sheet Data*
Total assets**	7,344,150	6,487,204	6,720,998	6,263,564	5,719,412	5,003,001	4,264,311
Long-term debt***	532,908	79,304	39,502	79,137	193,737	234,279	359,110
Statement of Cash Flow Data
Cash flows provided by operating activities	812,584	540,011	1,118,527	997,185	1,000,332	977,552	462,288
Cash flows used in investing activities	(748,151)	(320,094)	(872,917)	(533,819)	(1,050,286)	(667,537)	(309,260)
Cash flows provided by (used in) financing activities	293,785	(82,806)	(332,569)	(111,593)	(218,197)	(8,789)	(186,150)

*
Balance sheet data is as of the last day of the applicable period.

**
Total assets for all periods include amounts related to discontinued operations. As discussed in our most recent Annual Report on Form 10-K, our Venezuelan subsidiary was classified as discontinued operations on June 30, 2010, after the seizure of our drilling assets in that country by the Venezuelan government.

***
Long-term debt excludes any portion of total indebtedness due within one year of the end of the applicable period.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth historical ratios of earnings to fixed charges of Parent for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus. See "Where You Can Find Additional Information" and "Documents Incorporated by Reference."

	Six Months Ended March 31, 2015	Years Ended September 30,
		2014	2013	2012	2011	2010
Ratio of Earnings to Fixed Charges	86.0x	81.6x	70.2x	40.7x	26.9x	18.5x

USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of the New Notes. In consideration for issuing the New Notes as contemplated by this prospectus, we will receive in exchange Old Notes in like principal amount. We will cancel all Old Notes received in exchange for New Notes in the exchange offer.

THE EXCHANGE OFFER

Terms of the Exchange Offer; Period for Tendering Old Notes

        On the terms and subject to the conditions set forth in this prospectus, we will accept for exchange Old Notes that are validly tendered prior to the expiration date and not validly withdrawn as permitted below. When we refer to the term expiration date, we mean 5:00 p.m., New York City time,            , 2015. We may, however, extend the period of time that the exchange offer is open or earlier terminate the exchange offer. If we extend the exchange offer, the term expiration date means the latest time and date to which the exchange offer is extended. In any event, the exchange offer will be held open for at least 20 business days.

        As of the date of this prospectus, $500,000,000 aggregate principal amount of Old Notes are outstanding, representing the aggregate principal amount of Old Notes issued under the indenture, as defined below, dated as of March 19, 2015. We are sending this prospectus, together with the letter of transmittal, to all holders of Old Notes known to us on the date of this prospectus.

        We expressly reserve the right to extend the period of time that the exchange offer is open, and consequently delay acceptance for exchange of any Old Notes, by giving written notice of an extension to the holders of the Old Notes as described below. During any extension, all Old Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.

        Old Notes tendered in the exchange offer must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000.

        We expressly reserve the right to amend or terminate the exchange offer, and not to exchange any Old Notes, upon the occurrence of any of the events specified under "—Conditions to the Exchange Offer." In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the offer period if necessary so that at least five business days remain in the offer following notice of the material change. We will give written notice of any extension, amendment, nonacceptance or termination of the exchange offer to the holders of the Old Notes as promptly as practicable. In the case of any extension, we will issue a notice by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Procedures for Tendering Old Notes

        Your tender to us of Old Notes as set forth below and our acceptance of Old Notes will constitute a binding agreement between us and you on the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, to tender Old Notes for exchange in the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal or, in the case of a book-entry transfer, an agent's message in place of the letter of transmittal, to Wells Fargo Bank, National Association, as exchange agent, at the address set forth below under "—Exchange Agent" prior to the expiration date. In addition:

  •
  certificates for Old Notes must be received by the exchange agent prior to the expiration date, along with the letter of transmittal; or

  •
  a timely confirmation of a book-entry transfer (a "book-entry confirmation") of Old Notes, if this procedure is available, into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer described below under "—Book-Entry Transfers" must be received by the exchange agent prior to the expiration date, with the letter of transmittal or an agent's message in place of the letter of transmittal; or

  •
  the holder must comply with the guaranteed delivery procedures described below.

        The term "agent's message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

        The method of delivery of Old Notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or Old Notes should be sent to us.

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange are tendered:

  •
  by a holder of the Old Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an Eligible Institution (as defined below).

        In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (we refer to each such entity as an "Eligible Institution" in this prospectus). If Old Notes are registered in the name of a person other than the signer of the letter of transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine, duly executed by the registered holders with the signature thereon guaranteed by an Eligible Institution.

        We will use our reasonable judgment to make a final and binding determination on all questions as to the validity, form, eligibility, including time of receipt, and acceptance of Old Notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any particular Old Note not properly tendered or to not accept any particular Old Note which acceptance might, in our or our counsel's reasonable judgment, be unlawful. We also reserve the right to waive any defects or irregularities or conditions of the exchange offer as to any particular Old Note either at or before the expiration date, including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the exchange offer. Our interpretation of the terms and conditions of the exchange offer as to any particular Old Note either before or after the expiration date, including the letter of transmittal and the instructions thereto, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of Old Notes for exchange, and no one will be liable for failing to provide such notification.

        If the letter of transmittal is signed by a person or persons other than the registered holder or holders of Old Notes, such Old Notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the Old Notes.

        If the letter of transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

        By tendering Old Notes, you represent to us that, among other things:

  •
  the holder is neither our "affiliate," as defined in Rule 405 under the Securities Act, nor a broker-dealer tendering notes acquired directly from us for its own account;

  •
  any New Notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder; and

  •
  at the time of commencement of the exchange offer, neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the New Notes in violation of the Securities Act.

        In the case of a holder that is not a broker-dealer, that holder, by tendering, will also represent to us that such holder is not engaged in and does not intend to engage in a distribution, as defined in the Securities Act, of the New Notes.

        If you are our "affiliate," as defined under Rule 405 under the Securities Act, and engage in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of such New Notes to be acquired pursuant to the exchange offer, you or any such other person:

  •
  cannot rely on the applicable interpretations of the staff of the SEC;

  •
  will not be entitled to tender your Old Notes in the exchange offer; and

  •
  must comply with the registration requirements of the Securities Act in connection with any resale transaction.

        Each broker-dealer that receives New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, resale or other transfer of the New Notes issued in the exchange offer, including information with respect to any selling holder required by the Securities Act in connection with any resale of the New Notes.

        Furthermore, any broker-dealer that acquired any of its Old Notes directly from us:

  •
  may not rely on the applicable interpretation of the staff of the SEC's position contained in the Exxon Capital Letters; and

  •
  must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

        Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, resale or other transfer of such New Notes, including information with respect to any selling holder required by the Securities Act in connection with the resale of the New Notes. We have agreed that for a period of 180 days after the effective date of the registration statement of which this prospectus forms a part (or for such shorter period during which broker-dealers are required by law to deliver such prospectus), we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

Acceptance of Old Notes for Exchange; Delivery of New Notes

        Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all Old Notes validly tendered and not validly withdrawn prior to the expiration date, unless we terminate the exchange offer. We will issue the New Notes promptly after the expiration date. See "—Conditions to the Exchange Offer." For purposes of the exchange offer, we will be deemed to have accepted validly tendered Old Notes for exchange if and when we give oral (confirmed in writing) or written notice to the exchange agent.

        The holder of each Old Note accepted for exchange will receive a New Note in a principal amount equal to that of the surrendered Old Notes. The New Notes will bear interest from the most recent date to which interest has been paid on the Old Notes. Accordingly, registered holders of New Notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the Old Notes or, if no interest has been so paid, from March 19, 2015. Old Notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer. Holders of Old Notes whose Old Notes are accepted for exchange will not receive any payment for accrued interest on the Old Notes otherwise payable on any interest payment date, the record date for which occurs on or after completion of the exchange offer and will be deemed to have waived their rights to receive the accrued interest on the Old Notes.

        In all cases, issuance of New Notes for Old Notes that are accepted for exchange will only be made after timely receipt by the exchange agent of:

  •
  certificates for such Old Notes or a timely book-entry confirmation of such Old Notes into the exchange agent's account at DTC;

  •
  a properly completed and duly executed letter of transmittal or an agent's message in lieu thereof; and

  •
  all other required documents.

        If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or nonexchanged Old Notes will be returned without expense to the tendering holder or, in the case of Old Notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry procedures described below, the nonexchanged Old Notes will be credited to an account maintained with DTC, promptly after the expiration or termination of the exchange offer.

Book-Entry Transfers

        For purposes of the exchange offer, the exchange agent will request that an account be established with respect to the Old Notes at DTC within two business days after the date of this prospectus, unless the exchange agent already has established an account with DTC suitable for the exchange offer. Any financial institution that is a participant in DTC may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Although delivery of Old Notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof or an agent's message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth under "—Exchange Agent" prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

        The exchange agent and the book-entry transfer facility have confirmed that any financial institution that is a participant in the book-entry transfer facility may utilize the book-entry transfer facility Automated Tender Offer Program ("ATOP") procedures to tender Old Notes. Any participant in the book-entry transfer facility may make book-entry delivery of Old Notes by causing the book-entry transfer facility to transfer such Old Notes into the exchange agent's account in accordance with the book-entry transfer facility's ATOP procedures for transfer. However, the exchange for the Old Notes so tendered will only be made after a book-entry confirmation of the book-entry transfer of Old Notes into the exchange agent's account, and timely receipt by the exchange agent of an agent's message and any other documents required by the letter of transmittal.

Guaranteed Delivery Procedures

        If you desire to tender your Old Notes and your Old Notes are not immediately available, or time will not permit your Old Notes or other required documents to reach the exchange agent before the expiration date, a tender may be effected if:

  •
  prior to the expiration date, the exchange agent receives from an Eligible Institution a notice of guaranteed delivery, substantially in the form we provide, by telegram, telex, facsimile transmission, mail or hand delivery, setting forth your name and address, the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal or facsimile thereof or agent's message in lieu thereof, with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by such Eligible Institution with the exchange agent; and

  •
  the certificates for all physically tendered Old Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal or facsimile thereof or agent's message in lieu thereof, with any required signature guarantees and all other documents required by the letter of transmittal, are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

        You may withdraw your tender of Old Notes at any time prior to the expiration date. To be effective, a written notice of withdrawal must be received by the exchange agent at the address set forth under "—Exchange Agent." This notice must specify:

  •
  the name of the person having tendered the Old Notes to be withdrawn;

  •
  the Old Notes to be withdrawn, including the principal amount of such Old Notes; and

  •
  where certificates for Old Notes have been transmitted, the name in which such Old Notes are registered, if different from that of the withdrawing holder.

        If certificates for Old Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of the certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution, unless such holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Notes and otherwise comply with the procedures of DTC.

        We will use our reasonable judgment to make a final and binding determination on all questions as to the validity, form and eligibility, including time of receipt, of such notices. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Old Notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost to the holder, or, in the case of Old Notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described above, the Old Notes will be credited to an account maintained with DTC for the Old Notes promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Old Notes may be re-tendered by following one of the procedures described under "—Procedures for Tendering Old Notes" above at any time prior to the expiration date.

Conditions to the Exchange Offer

        Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the exchange offer, if any of the following events occur prior to the expiration of the exchange offer:

  •
  the exchange offer violates any applicable law or applicable interpretation of the staff of the SEC;

  •
  an action or proceeding shall have been instituted or threatened in any court or by any governmental agency that might materially impair our ability to proceed with the exchange offer;

  •
  we shall not have received all governmental approvals that we deem necessary to consummate the exchange offer; or

  •
  there has been proposed, adopted, or enacted any law, statute, rule or regulation that, in our reasonable judgment, would materially impair our ability to consummate the exchange offer.

        The conditions stated above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time.

        In addition, we will not accept for exchange any Old Notes tendered, and we will not issue New Notes in exchange for any such Old Notes, if at such time any stop order by the SEC is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part, or the indenture is no longer qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

Exchange Agent

        Wells Fargo Bank, National Association has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

Wells Fargo Bank, National Association, Exchange Agent

Registered & Certified Mail:	Regular Mail or Courier:	In Person by Hand Only:
Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.
Corporate Trust Operations	Corporate Trust Operations	Corporate Trust Operations
MAC N9303-121	MAC N9303-121	Northstar East Building—12th Floor
P.O. Box 1517	6th St & Marquette Avenue	608 Second Avenue South
Minneapolis, MN 55480	Minneapolis, MN 55479	Minneapolis, MN 55402

or by facsimile at (877) 407-4679
to confirm by telephone or for information at (800) 344-5128

        DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

        The principal solicitation is being made by electronic mail by Wells Fargo Bank, National Association, as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including fees and expenses of the trustee under the indenture relating to the notes, filing fees, blue sky fees and printing and distribution expenses. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

        Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates' officers and regular employees and by persons so engaged by the exchange agent.

Accounting Treatment

        We will record the New Notes at the same carrying value as the Old Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be expensed as incurred.

Transfer Taxes

        You will not be obligated to pay any transfer taxes in connection with the tender of Old Notes in the exchange offer unless you instruct us to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any potentially applicable transfer tax.

Consequences of Exchanging or Failing to Exchange Old Notes

        The information below concerning specific interpretations of and positions taken by the staff of the SEC is not intended to constitute legal advice, and holders should consult their own legal advisors with respect to those matters.

        If you do not exchange your Old Notes for New Notes in the exchange offer, your Old Notes will continue to be subject to the provisions of the indenture relating to the notes regarding transfer and exchange of the Old Notes and the restrictions on transfer of the Old Notes described in the legend on your Old Notes. These transfer restrictions are required because the Old Notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the Old Notes under the Securities Act. Holders of Old Notes that do not exchange Old Notes for New Notes in the exchange offer will no longer have any registration rights with respect to their Old Notes (except in the case of the initial purchasers and participating broker-dealers as provided in the registration rights agreement).

        Under existing interpretations of the Securities Act by the SEC's staff contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the New Notes would generally be freely transferable by holders after the exchange offer without further registration under the Securities Act, subject to certain representations required to be made by each holder of New Notes, as set forth below. However, any purchaser of New Notes who is one of our "affiliates" as defined in Rule 405 under the Securities Act or who intends to participate in the exchange offer for the purpose of distributing the New Notes:

  •
  will not be able to rely on the interpretation of the SEC's staff;

  •
  will not be able to tender its Old Notes in the exchange offer; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the New Notes unless such sale or transfer is made pursuant to an exemption from such requirements. See "Plan of Distribution."

        We do not intend to seek our own interpretation regarding the exchange offer, and there can be no assurance that the SEC's staff would make a similar determination with respect to the New Notes as it has in other interpretations to other parties, although we have no reason to believe otherwise.

        Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where the Old Notes were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes which were received by the broker-dealer as a result of market-making or other trading activities.

DESCRIPTION OF THE NEW NOTES

        The Issuer will issue $500,000,000 in aggregate principal amount of New Notes under a base indenture, together with a supplement thereto establishing the terms of the New Notes (together, the "indenture"), each dated March 19, 2015, among the Issuer, Parent, and Wells Fargo Bank, National Association, as trustee. This is the same indenture under which the Old Notes were issued. The New Notes are substantially identical to the Old Notes except that the transfer restrictions, registration rights and additional interest provisions relating to the Old Notes described in the registration rights agreement do not apply to the New Notes. The New Notes issued in this exchange offer and any Old Notes that remain outstanding after this exchange offer will constitute a single series of debt securities under the indenture.

        The terms of the Notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act. The Issuer may issue additional Notes (the "additional notes") from time to time without notice or the consent of holders of the Notes, provided that such additional notes are fungible with the Notes offered hereby for U.S. federal income tax purposes so that such additional notes shall comprise a single series with the Notes. The Notes and any additional notes subsequently issued under the indenture will be treated as a single series of securities for all purposes under the indenture, including, without limitation, waivers, amendments and redemptions. Except as otherwise specified herein, all references to the "Notes" include any additional notes. The Issuer may also issue other series of debt securities from time to time under the base indenture. References in this description to the "Issuer" refer only to Helmerich & Payne International Drilling Co., and not to any of its Subsidiaries, and references to "Parent" refer only to Helmerich & Payne, Inc., and not to any of its Subsidiaries.

        This Description of the New Notes is intended to be a useful overview of the material provisions of the Notes and the indenture. Since this description is only a summary, you should refer to the indenture for a complete description of the Issuer's obligations, the obligations of Parent and your rights.

        The Notes will:

  •
  mature on March 15, 2025;

  •
  be unsecured;

  •
  be effectively junior in right of payment to any of the Issuer's future secured debt, to the extent of the value of the collateral therefor;

  •
  rank equally in right of payment with all of the Issuer's existing and future unsecured unsubordinated debt;

  •
  be senior in right of payment to any of the Issuer's future senior subordinated or subordinated debt; and

  •
  be effectively subordinated to all debt and other liabilities of the Issuer's subsidiaries, except for subsidiaries that in the future become guarantors of the Notes as provided herein and which guarantees are not subsequently released.

        The Issuer's obligations under the Notes will be fully and unconditionally guaranteed by Parent. The indenture will contain no restrictions on the amount of additional indebtedness that either the Issuer or Parent or their Subsidiaries may issue or guarantee in the future.

Interest

        Interest on the Notes will accrue at the rate of 4.65% per annum beginning March 19, 2015. Interest on the Notes will be payable semi-annually in arrears on March 15 and September 15 of each year, beginning September 15, 2015, to the persons in whose names the Notes are registered at the close of business on the preceding March 1 and September 1, respectively. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        If any scheduled payment date with respect to the Notes is not a business day, then the related payment will be paid on the next succeeding business day with the same force and effect as if made on such scheduled payment date and no further interest will accrue as a result of such delay.

Payments on the Notes; Paying Agent and Registrar

        The Issuer will pay principal of and interest on any Notes issued in certificated form at the office or agency the Issuer designates in The City of New York, except that the Issuer may pay interest on any Notes in certificated form either at the corporate trust office of the trustee in The City of New York or, at the Issuer's option, by check mailed to holders of the Notes at their registered addresses as they appear in the registrar's books. In addition, if a holder of any Notes in certificated form has given wire transfer instructions in accordance with the indenture, the Issuer will make all payments on those Notes by wire transfer.

        The Issuer has initially designated the trustee, at its corporate trust office in The City of New York, to act as its paying agent and registrar. The Issuer may, however, change the paying agent or registrar without prior notice to the holders of the Notes, and Parent or any of its Subsidiaries may act as paying agent or registrar.

        The Issuer will pay principal of and interest on any Note in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.

Transfer and Exchange

        A holder of Notes may transfer or exchange Notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by the Issuer, the trustee or the registrar for any registration of transfer or exchange of Notes, but the Issuer may require a holder to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. The Issuer is not required to transfer or exchange any Note selected for redemption. Also, the Issuer is not required to transfer or exchange any Note (1) for a period of 15 days before a mailing of notice of redemption or (2) if the Issuer has called the Note for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

        The registered holder of a Note will be treated as the owner of it for all purposes.

Guarantees

        Parent will fully and unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Notes and any other obligations of the Issuer under the Notes when and as they become due and payable, whether at maturity, upon redemption, by acceleration or otherwise, if the Issuer is unable to satisfy these obligations. Parent's guarantee of the Issuer's obligations under the Notes will be its unsecured and unsubordinated obligation and will have the same ranking with respect to Parent's indebtedness as the Notes will have with respect to the Issuer's indebtedness. The guarantee will provide that, in the event of a default in payment by the Issuer on the Notes, the holders of the Notes may institute legal proceedings directly against Parent to enforce its guarantee without first proceeding against the Issuer.

        The indenture will further provide that, if any Subsidiary of Parent, other than the Issuer, guarantees Debt (as defined below) of the Issuer or Parent under the Credit Agreement or any other credit facility in excess of $25 million, then that Subsidiary will within 20 business days of such guarantee enter into a supplemental indenture under which it will provide a senior unsecured guarantee of the Issuer's obligations under the indenture and the Notes. Any guarantee of a Subsidiary entered into in accordance with the foregoing will be a joint and several obligation of the Subsidiary and the other guarantors and will be subject to limitations intended to prevent the obligations from being treated as a fraudulent conveyance. Any such subsidiary guarantee will be released automatically and unconditionally if (i) the Subsidiary ceases to provide a guarantee of Debt of the Issuer or Parent under an applicable credit facility provided no Event of Default has occurred and is continuing; (ii) Parent's Capital Stock in such Subsidiary is sold or otherwise disposed (by merger or otherwise) to any person that is not Parent or a Subsidiary such that, after giving effect to any such sale or disposition, such person is no longer a Subsidiary; or (iii) the Issuer exercises its legal defeasance option or the Issuer's obligations are discharged as described under "—Discharge, Legal Defeasance and Covenant Defeasance."

Optional Redemption

Make-Whole Redemption

        Prior to December 15, 2024, the Notes will be subject to redemption by the Issuer, in whole at any time or in part from time to time, at a redemption price equal to the greater of:

  •
  100% of the principal amount of the Notes to be redeemed; or

  •
  the sum of the present values, as calculated by the Independent Investment Banker, of the remaining scheduled payments of principal and interest thereon (exclusive of the interest accrued to the date of redemption) computed by discounting such payments to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at a rate equal to the sum of the Adjusted Treasury Rate for such Notes plus 40 basis points, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Par Redemption

        On or after December 15, 2024, the Notes may be redeemed in whole at any time or in part from time to time, at the Issuer's option, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

General

        The Issuer will deliver notice of redemption at least 30 days but not more than 60 days before the applicable redemption date to each holder of the Notes to be redeemed, except that notice may be given more than 60 days before the applicable redemption date in connection with a redemption in connection with a defeasance or satisfaction and discharge as described under "—Discharge, Legal Defeasance and Covenant Defeasance." If the Issuer elects to redeem the Notes in part, the trustee will select the Notes to be redeemed in compliance with the requirements of the principal securities exchange, if any, on which the Notes are listed, as certified to the trustee by the Issuer, or if the Notes are not so listed or such exchange prescribes no method of selection, pro rata (or, in the case of Notes evidenced by global notes, in accordance with DTC's applicable procedures).

        Upon the payment of the redemption price plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, interest will cease to accrue on and after the applicable redemption date on the Notes or portions thereof called for redemption.

        Any redemption of Notes may, at the Issuer's discretion, be subject to one or more conditions precedent, including the consummation of a financing transaction or equity issuance the proceeds of which are to be used to fund such redemption.

Change of Control Offer

        Upon the occurrence of a Change of Control Triggering Event (as defined below), each holder of Notes will have the right to require the Issuer to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of the holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent that the Issuer has exercised its right to redeem the Notes as described under "—Optional Redemption" or as otherwise set forth in this section.

        "Change of Control" means the occurrence of any one of the following:

  (a)
  the sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Parent and the Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than to Parent or one or more of the Subsidiaries or a combination thereof or a person controlled by Parent or one or more of the Subsidiaries or a combination thereof; or

  (b)
  the consummation of any transaction (including without limitation, any merger, amalgamation or consolidation) the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) (other than any Subsidiary) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of Parent, measured by voting power rather than number of shares (excluding a redomestication of Parent).

        Notwithstanding the foregoing, a transaction will not be deemed to involve a "Change of Control" under clause (b) above if, as a result of such transaction, (i) Parent becomes a direct or indirect wholly owned Subsidiary of a holding company and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following such transaction are substantially the same as the holders of the Voting Stock of Parent immediately prior to such transaction.

        "Change of Control Triggering Event" means the ratings of the Notes are lowered by at least two of the three Rating Agencies and, as a result, the Notes cease to be rated Investment Grade by at least two of the three Rating Agencies in any case on any date during the period (the "Trigger Period") commencing on the date of the first public announcement by Parent of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which 60-day period will be extended for so long as the rating of the Notes is under publicly announced consideration for a possible downgrade as a result of the Change of Control by any of the Rating Agencies). Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

        Within 60 days following the date upon which the Change of Control Triggering Event has occurred, or at the Issuer's option, prior to any Change of Control but after the public announcement of the transaction that constitutes or may constitute the Change of Control, except to the extent that the Issuer has exercised its right to redeem the Notes as described under "—Optional Redemption" or as otherwise set forth in this section, the Issuer will send a notice (a "Change of Control Offer") to each holder of Notes with a copy to the trustee, which notice will govern the terms of the Change of Control Offer, stating:

          (1)   that a Change of Control Triggering Event with respect to Notes has occurred and that such holder has the right to require the Issuer to purchase such holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date);

          (2)   the circumstances regarding such Change of Control Triggering Event;

          (3)   the purchase date (which shall be (i) no earlier than 30 days nor later than 60 days from the date such notice is sent, if sent after consummation of the Change of Control and (ii) on the date of the Change of Control, if sent prior to consummation of the Change of Control, in each case, other than as may be required by law) (such date, the "Change of Control Payment Date"); and

          (4)   the instructions that a holder must follow in order to have its Notes purchased.

        Holders of Notes electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the paying agent at the address specified in the notice, or transfer their Notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent and DTC, prior to the close of business on the third business day prior to the Change of Control Payment Date.

        The Issuer may make a Change of Control Offer in advance of a Change of Control and the Change of Control Payment Date, and the Issuer's Change of Control Offer may be conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

        If holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw the Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer, as described below, purchases all of the Notes validly tendered and not withdrawn by such holders, the Issuer will have the right, upon not less than 30 nor more than 60 days' prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date).

        The Issuer will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Issuer and such third party purchases all Notes properly tendered and not withdrawn under its offer.

        The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the terms described in the offering circular of Helmerich & Payne International Drilling Co., dated March 12, 2015, with respect to the Old Notes (the "Offering Circular"), the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations by virtue thereof.

        The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of Parent and the Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Issuer to repurchase its Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Parent and the Subsidiaries taken as a whole to another person may be uncertain.

        The holders of a majority in principal amount of the outstanding Notes may, on behalf of the holders of all Notes, waive the right of the holders to require the Issuer to purchase all or any part of each holder's Notes as a consequence of a Change of Control Triggering Event.

Associated Definitions

        "Fitch" means Fitch Inc., a subsidiary of Fimalac, S.A., and its successors.

        "Investment Grade" means a rating of Baa3 or better by Moody's (or its equivalent under any successor rating category of Moody's); a rating of BBB– or better by S&P (or its equivalent under any successor rating category of S&P); a rating of BBB– or better by Fitch (or its equivalent under any successor rating category of Fitch); and the equivalent investment grade rating from any replacement Rating Agency or Agencies appointed by the Issuer or Parent.

        "Moody's" means Moody's Investors Service, Inc., a subsidiary of Moody's Corporation, and its successors.

        "Rating Agency" means each of Moody's, S&P and Fitch; provided, that if any of Moody's, S&P and Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available, the Issuer or Parent will appoint a replacement for such Rating Agency that is a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act.

        "S&P" means Standard & Poor's Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and its successors.

        "Subsidiaries" is defined below under "—Covenants—Definitions."

        "Voting Stock" of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Covenants

        Various capitalized terms used within this "Covenants" subsection are defined at the end of this subsection.

Limitations on Liens

        So long as any Notes are outstanding, Parent will not, nor will it permit any Subsidiary to, issue, assume or guarantee any debt for money borrowed ("Debt") if such Debt is secured by a mortgage, pledge, security interest or lien (a "mortgage" or "mortgages") upon any properties of Parent or any Subsidiary or upon any securities or Debt of any Subsidiary (whether such properties, securities or Debt is now owned or hereafter acquired) without in any such case effectively providing that the Notes shall be secured equally and ratably with (or prior to) such Debt, except that the foregoing restrictions shall not apply to:

  (a)
  mortgages on any property acquired, constructed, developed, operated, altered, repaired or improved by Parent or any Subsidiary (or mortgages on the securities of a special purpose Subsidiary which holds no material assets other than the property being acquired, constructed, developed, operated, altered, repaired or improved) after the date of the indenture which are created within 360 days after such acquisition (or in the case of property constructed, developed, operated, altered, repaired or improved, after the completion and commencement of commercial operation of such property, whichever is later), to secure or provide for the payment of the purchase price or cost thereof (including to secure indebtedness to finance all or any part of such purchase price or cost); provided that in the case of such construction, development, operation, alteration, repair or improvement, the mortgages shall not apply to any property owned by Parent or any Subsidiary before such construction, development, operation, alteration, repair or improvement other than (1) unimproved real property on which the property so constructed, or the development, operation, alteration, repair or improvement, is located or (2) personal property which is so improved;

  (b)
  (1) mortgages existing on the date of issuance of the Notes, (2) existing mortgages on property acquired (including mortgages on any property acquired from a person which is consolidated with or merged with or into Parent or a Subsidiary) or (3) mortgages outstanding at the time any corporation, partnership or other entity becomes a Subsidiary or is consolidated with or merged with or into Parent or a Subsidiary; provided that in the case of (3) such mortgages shall only apply to property owned by such corporation, partnership or other entity at the time it becomes a Subsidiary or that is acquired thereafter other than from Parent or another Subsidiary;

  (c)
  mortgages in favor of Parent or any Subsidiary;

  (d)
  mortgages in favor of domestic or foreign governmental bodies to secure advances or other payments pursuant to any contract or statute or to secure indebtedness incurred to finance the purchase price or cost of constructing, developing, operating, altering, repairing or improving the property subject to such mortgages, including mortgages to secure Debt of the pollution control or industrial revenue bond type;

  (e)
  mortgages consisting of pledges or deposits by Parent or any Subsidiary under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which Parent or any Subsidiary is a party, or deposits to secure public or statutory obligations or regulatory obligations of Parent or any Subsidiary or deposits or cash or United States government bonds to secure surety or appeal bonds to which it is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

  (f)
  mortgages imposed by law, including materialmen's, carriers', warehousemen's, repairman's, builders', workmen's, landlords' and mechanics' liens, in each case for sums not overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by generally accepted accounting principles shall have been made in respect thereof;

  (g)
  mortgages for taxes, assessments or other governmental charges that are not yet delinquent or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to generally accepted accounting principles have been made in respect thereof;

  (h)
  mortgages in favor of issuers of surety or performance and return of money bonds or letters of credit or bankers' acceptances issued pursuant to the request of and for the account of Parent or any Subsidiary in the ordinary course of its business;

  (i)
  mortgages consisting of encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines, roads, pipe lines,

    water mains and other similar purposes, or mortgages consisting of zoning or other restrictions as to the use of real properties or mortgages incidental to the conduct of the business of Parent or a Subsidiary or to the ownership of its properties which do not materially adversely affect the value of said properties or materially impair their use in the operation of the business of Parent or a Subsidiary;

  (j)
  mortgages arising by virtue of any statutory or common law provisions relating to bankers' liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository institution;

  (k)
  any mortgage over goods (or any documents relating thereto) arising either in favor of a bank issuing a form of documentary credit in connection with the purchase of such goods or by way of retention of title by the supplier of such goods where such goods are supplied on credit, subject to such retention of title, and in both cases where such goods are acquired in the ordinary course of business; or

  (l)
  any extension, renewal, refinancing or replacement (or successive extensions, renewals, refinancings or replacements), in whole or in part, of any mortgage referred to in the foregoing clauses (a) through (i), inclusive; provided that such extension, renewal, refinancing or replacement mortgage shall not extend beyond the property or assets that secured the mortgage extended, renewed, refinanced or replaced, plus improvements on such property or assets and the Debt secured by such mortgage is not greater in principal amount than the Debt secured by the mortgage extended, renewed, refinanced or replaced plus the amount of fees and expenses incurred in connection therewith.

        In addition to the foregoing exceptions to the limitations set forth in the first paragraph of this subsection "—Limitations on Liens," Parent and any Subsidiary may, without securing the Notes, issue, assume or guarantee Debt secured by a mortgage that, taken together with certain Attributable Debt described in the following sentence, does not in the aggregate exceed 15.0% of Consolidated Net Tangible Assets at the time of incurrence. The Attributable Debt to be aggregated for purpose of this exception is all Attributable Debt in respect of Sale and Lease-Back Transactions of Parent and its Subsidiaries under the exception in clause (e)(2) below existing at such time.

Limitations on Sale and Lease-Back Transactions

        So long as any Notes are outstanding, Parent will not, nor will it permit any Subsidiary to, enter into any Sale and Lease-Back Transaction, other than any Sale and Lease-Back Transaction:

  (a)
  entered into within 360 days of the later of the acquisition, construction, development, operation, alteration, repair, improvement or placing into service of the property subject thereto by Parent or the Subsidiary;

  (b)
  involving a lease of less than five years;

  (c)
  entered into in connection with an industrial revenue bond or pollution control financing;

  (d)
  between or among Parent and/or one or more Subsidiaries;

  (e)
  as to which Parent or such Subsidiary would be entitled to incur Debt secured by a mortgage on the property to be leased in an amount equal to the Attributable Debt with respect to such Sale and Lease-Back Transaction without equally and ratably securing the Notes (1) under clauses (a) through (l) in "—Limitations on Liens" above or (2) under the last paragraph of that covenant; or

  (f)
  as to which Parent will apply an amount equal to the net proceeds from the sale of the property so leased to (1) the retirement (other than any mandatory retirement), within

    360 days of the effective date of any such Sale and Lease-Back Transaction, of Notes or of Funded Debt of Parent or a Subsidiary or (2) the acquisition, construction, development, operation, alteration, repair or improvement of other property, provided that such property is owned by Parent or a Subsidiary free and clear of all mortgages.

SEC Reports; Financial Information

        Parent and the Issuer covenant to file with the trustee, within 15 days after Parent and the Issuer file the same with the SEC, copies of the annual reports and of the information, documents and other reports that Parent and the Issuer may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act; provided, however, that the Issuer and Parent will be deemed to have furnished such reports to the trustee if they have filed such reports with the SEC using the EDGAR filing system and such reports are publicly available.

        At any time when neither Parent nor the Issuer is subject to Section 13 or 15(d) of the Exchange Act and the Notes are not freely transferrable under the Securities Act, upon the request of a holder of the Notes, Parent and the Issuer will promptly furnish or cause to be furnished the information specified under Rule 144A(d)(4) of the Securities Act to such holder, or to a prospective purchaser of a Note designed by such holder, in order to permit compliance with Rule 144A under the Securities Act.

Consolidation, Amalgamation, Merger, Conveyance of Assets

        The indenture will provide that neither the Issuer nor Parent will consolidate or amalgamate with or merge with or into any other entity or sell, convey, transfer or lease the Issuer's or Parent's assets substantially as an entirety to any person, unless:

  •
  the entity formed by the consolidation or amalgamation or into which the Issuer or Parent is merged, if other than the Issuer or Parent, as the case may be, or the person who acquires the assets, shall be organized under the laws of the United States, any state thereof, or the District of Columbia, and in either case expressly assumes by supplemental indenture the Issuer's or Parent's obligations under the indenture, the Notes and the guarantee; and

  •
  immediately after giving effect to that transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing.

Event Risk

        Except for the limitations described above under the subsections "—Limitations on Liens" and "—Limitations on Sale and Lease-Back Transactions," the indenture will not afford holders of the Notes protection in the event of a highly leveraged transaction involving either the Issuer or Parent and will not contain any restrictions on the amount of additional indebtedness that either the Issuer or Parent or their Subsidiaries may incur.

Definitions

        "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to: (1) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities, adjusted to constant maturity under the caption "Treasury Constant Maturities" for the maturity corresponding to the Optional Redemption

Comparable Treasury Issue; provided that, if no maturity is within three months before or after the remaining term of the Notes to be redeemed, yields for the two published maturities most closely corresponding to the Optional Redemption Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Optional Redemption Comparable Treasury Issue, calculated using a price for the Optional Redemption Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Optional Redemption Comparable Treasury Price for such redemption date. The Issuer (or its designee) will (a) determine the Adjusted Treasury Rate with respect to any redemption on the third business day prior to the redemption date, and (b) prior to such redemption date file with the trustee an Officers' Certificate setting forth the Applicable Treasury Rate and showing the calculation of such in reasonable detail.

        "Attributable Debt" means, with respect to any Sale and Lease-Back Transaction as of any particular time, the present value discounted at the rate of interest implicit in the terms of the lease of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease.

        "Capital Stock" means (i) in the case of a corporation or a company, corporate stock or shares; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

        "Consolidated Net Tangible Assets" means the total assets of Parent and the Subsidiaries as of the most recent fiscal quarter end for which a consolidated balance sheet of Parent and the Subsidiaries is available, minus all current liabilities (excluding the current portion of any long-term debt) of Parent and the Subsidiaries reflected on such balance sheet and minus total goodwill and other intangible assets of Parent and the Subsidiaries reflected on such balance sheet, all calculated on a consolidated basis in accordance with U.S. GAAP (which calculation shall give pro forma effect to any acquisition by or disposition of assets of Parent or any Subsidiaries involving the payment or receipt by Parent or any Subsidiaries, as applicable, of consideration (whether in the form of cash or non-cash consideration) in excess of $25 million that has occurred since the end of such fiscal quarter, as if such acquisition or disposition had occurred on the last day of such fiscal quarter).

        "Credit Agreement" means that certain Credit Agreement, dated as of May 25, 2012, as amended, by and among the Issuer, Parent and Wells Fargo Bank, National Association, as an issuing lender and administrative agent, and certain financial institutions, as lenders, as amended, restated, replaced or refinanced from time to time, whether with the same or different lenders.

        "Funded Debt" means indebtedness for money borrowed which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than 12 months after the date of the creation of such indebtedness.

        "Independent Investment Banker" means Goldman, Sachs & Co., or if such firm is unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by the Issuer.

        "Optional Redemption Comparable Treasury Issue" means the U.S. Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes or, if, in the reasonable judgment of the Independent Investment Banker, there is no such security, then the Optional Redemption Comparable Treasury Issue will mean the U.S. Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity or maturities comparable to the remaining term of the Notes.

        "Optional Redemption Comparable Treasury Price" means, as determined by the Independent Investment Banker, (1) the average of four Optional Redemption Reference Treasury Dealer Quotations for the applicable redemption date, after excluding the highest and lowest Optional Redemption Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Optional Redemption Reference Treasury Dealer Quotations, the average of all such quotations.

        "Optional Redemption Reference Treasury Dealer" means each of (i) Goldman, Sachs & Co. (or any affiliate thereof that is a primary U.S. governmental securities dealer (a "Primary Treasury Dealer")), (ii) a Primary Treasury Dealer selected by Wells Fargo Securities, LLC, and (iii) two other Primary Treasury Dealers selected by the Issuer, and their respective successors; provided that if any of the foregoing ceases to be, and has no affiliate that is, a Primary Treasury Dealer, the Issuer and Parent will substitute for it another Primary Treasury Dealer.

        "Optional Redemption Reference Treasury Dealer Quotations" means, with respect to each Optional Redemption Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker of the bid and asked prices for the Optional Redemption Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker and the trustee at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

        "Sale and Lease-Back Transaction" means any arrangement with any person providing for the leasing by Parent or any Subsidiary of any property from such person, whereby such property had been sold or transferred by Parent or any Subsidiary to such person.

        "Subsidiary" means (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by Parent or one or more of the other Subsidiaries or a combination thereof and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by Parent or one or more of the other Subsidiaries or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) Parent or any of the Subsidiaries is a controlling general partner or otherwise controls such entity.

Mandatory Redemption; Sinking Fund

        The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Book-Entry; Delivery and Form

        The Notes will initially be issued only in registered, book-entry form, in denominations of $2,000 and any integral multiples of $1,000. The Issuer will issue one or more global notes in denominations that together equal the total principal amount of the outstanding Notes.

Modification and Supplemental Indentures

        The Issuer, Parent and the trustee may amend or supplement the indenture as it relates to the Notes with the consent of the holders of a majority in principal amount of the outstanding Notes; provided, however, that no such amendment or supplemental indenture may, without the consent of the holder of each Old Note affected thereby:

  •
  change the final maturity of the principal of such Notes;

  •
  reduce the principal amount of such Notes;

  •
  reduce the rate or extend the time of payment of interest on such Notes;

  •
  reduce any amount payable on redemption of any such Notes or change the time at which the Notes may be redeemed;

  •
  change the currency in which the principal of, premium, if any, or interest on any such Notes is payable;

  •
  impair the right to institute suit for the enforcement of any payment on any such Notes when due;

  •
  make any change in the percentage in principal amount of the Notes the consent of the holders of which is required for any such amendment; or

  •
  release a guarantee of the Notes other than in accordance with the terms of the indenture.

        Without the consent of any holder of outstanding Notes, the Issuer, Parent and the trustee may amend or supplement the indenture and the Notes to:

  •
  cure any ambiguity, omission, defect or inconsistency;

  •
  provide for the assumption by a successor to the obligations of Parent or the Issuer under the indenture;

  •
  provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the U.S. Internal Revenue Code of 1986, as amended);

  •
  provide for the issuance of, and establish the forms and terms and conditions of, other series of securities in accordance with the terms of the indenture or to make any other change that is applicable only to securities issued under the indenture other than the Notes;

  •
  provide for the issuance of exchange notes or additional notes in accordance with the indenture;

  •
  effect or maintain, or otherwise comply with the requirements of the SEC in connection with, the qualification of the indenture under the Trust Indenture Act;

  •
  secure the Notes, to the extent otherwise permitted by the indenture;

  •
  add to the covenants of Parent or the Issuer or events of default for the benefit of the holders or surrender any right or power conferred upon the Issuer or Parent;

  •
  conform the text of the indenture or the Notes to the "Description of Notes" set forth in the Offering Circular; or

  •
  make other provisions that do not adversely affect the rights of any holder of outstanding Notes.

        The holders of a majority in principal amount of the outstanding Notes may, on behalf of the holders of all Notes, waive compliance with any covenant or any past default under the indenture with respect to the Notes, except a default in the payment of the principal of, premium, if any, or interest on any Note or in respect of a provision which under the indenture cannot be amended without the consent of the holder of each Old Note affected.

        It is not necessary for the consent of the holders under the indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver. A consent to any amendment or waiver under the indenture by any holder of Notes given in connection with a tender or purchase of such holder's Notes will not be rendered invalid by such tender or purchase. After an amendment or waiver under the indenture requiring consent of the holders becomes effective, the Issuer is required to deliver to the holders and trustee a notice briefly describing such amendment or waiver. However, the failure to mail such notice, or any defect in the notice, will not impair or affect the validity of the amendment or waiver.

Events of Default

        The indenture will define an event of default with respect to the Notes as being:

          (1)   a default in payment of any principal of or premium, if any, on any Notes when due, either at maturity, upon any redemption, by declaration or otherwise;

          (2)   a default for 30 days in payment of any interest on any Notes;

          (3)   a default for 60 days after written notice from the trustee or holders of at least 25% in principal amount of the outstanding Notes in the observance or performance of any other covenant in the Notes or the indenture;

          (4)   certain events of the Issuer's or Parent's or any subsidiary guarantor's bankruptcy, insolvency or reorganization;

          (5)   the failure to keep Parent's full and unconditional or any subsidiary guarantor's guarantee of the Notes in full force and effect, except as provided in the indenture; or

          (6)   any other default with respect to the Notes provided in a supplemental indenture entered into as described above under "—Modification and Supplemental Indentures."

        If an event of default (other than one described in clause (4) above) occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal amount of the Notes to be due and payable immediately. If any event of default described in clause (4) above occurs, the principal amount of the Notes will be automatically due and payable immediately. However, any time after an acceleration with respect to the Notes has occurred, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of outstanding Notes may, under some circumstances, rescind and annul such acceleration. The majority-holders, however, may not annul or waive a continuing default in payment of principal of, premium, if any, or interest on the Notes.

        The trustee is entitled to receive indemnification satisfactory to it from the holders of the Notes before the trustee exercises any of its rights or powers under the indenture. This indemnification is subject to the trustee's duty to act with the required standard of care during a default.

        The holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of:

  •
  the conduct of any proceeding for any remedy available to the trustee with respect to the Notes; or

  •
  the exercise of any trust or power conferred on the trustee with respect to the Notes.

        This right of the holders of the Notes is, however, subject to the provisions in the indenture providing for the indemnification of the trustee and other specified limitations.

        In general, the holders of Notes may institute an action against the Issuer, Parent or any other obligor under the Notes or the indenture only if the following conditions are met:

  •
  the holder previously has given to the trustee written notice of default and the default continues;

  •
  the holders of at least 25% in principal amount of the Notes then outstanding have both requested the trustee to institute such action and offered the trustee indemnity satisfactory to it;

  •
  the trustee has not instituted this action within 60 days of receipt of such request; and

  •
  the trustee has not received a direction inconsistent with such written request by the holders of a majority in principal amount of the Notes then outstanding.

        Provided further, the holder may not prejudice the rights of another holder or obtain a preference or priority over another holder (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any such use by a holder prejudices the rights of any other holders or obtains preference or priority over such other holders). The above conditions do not apply to actions by holders of the Notes against the Issuer, Parent or any other obligor under the Notes for payment of principal of, premium, if any, or interest on or after the due date.

        The indenture will contain a covenant that the Issuer, Parent and any other obligor under the Notes will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Discharge, Legal Defeasance and Covenant Defeasance

        The Issuer may discharge or defease its obligations under the indenture with respect to the Notes as set forth below.

        Under terms specified in the indenture, the Issuer may discharge certain obligations to holders of the Notes that have not already been delivered to the trustee for cancellation, if the Notes:

  •
  have become due and payable;

  •
  will be due and payable by their terms within one year; or

  •
  will be called for redemption in accordance with their terms within one year.

        The Issuer may discharge the Notes by, among other things, irrevocably depositing an amount certified to be sufficient, without consideration of any reinvestment of interest, in the opinion of a nationally recognized firm of independent public accountants (in the case of U.S. Government Obligations, as defined in the indenture), to pay at maturity, or upon redemption, the principal, premium, if any, and interest on the Notes; provided that, with respect to any redemption pursuant to "—Optional Redemption" that requires the payment of a premium based on the Adjusted Treasury Rate, the redemption price deposited shall be sufficient for purposes of this provision to the extent that the redemption price so deposited with the trustee is calculated using an amount equal to an estimate of such premium computed using the Adjusted Treasury Rate as of the third business day preceding the date of such deposit with the trustee and the Issuer agrees to provide funds sufficient to cover any shortfall in amounts due upon such redemption. The Issuer may make the deposit in cash or U.S. Government Obligations. Upon a satisfaction and discharge of the indenture, any guarantee of the Notes will terminate.

        The Issuer may terminate all its obligations under the Notes and the indenture at any time, except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. This is referred to as "legal defeasance." If the

Issuer exercises its legal defeasance option, any guarantee of the Notes in effect at such time will terminate.

        Under terms specified in the indenture, the Issuer and Parent may be released with respect to any outstanding Notes from the obligations imposed by the sections of the indenture that contain the covenants described above limiting liens, sale and lease-back transactions and consolidations, mergers and conveyances of assets. In that case, the Issuer and Parent would no longer be required to comply with these sections of the indenture. This is typically referred to as "covenant defeasance." If the Issuer exercises its covenant defeasance option, any guarantees of the Notes in effect at such time will terminate. The Issuer may exercise its legal defeasance option notwithstanding the Issuer's prior exercise of its covenant defeasance option.

        Legal defeasance or covenant defeasance may be effected by the Issuer only if, among other things:

  •
  the Issuer irrevocably deposits with the trustee cash or U.S. Government Obligations as trust funds in an amount certified by a nationally recognized firm of certified public accountants, appraiser or investment banking firm to be sufficient, without consideration of any reinvestment of interest, to pay at maturity or upon redemption the principal of, premium, if any, and interest on all outstanding Notes; provided that, with respect to any redemption pursuant to "—Optional Redemption" that requires the payment of a premium based on the Adjusted Treasury Rate, the redemption price deposited shall be sufficient for purposes of this provision to the extent that the redemption price so deposited with the trustee is calculated using an amount equal to an estimate of such premium computed using the Adjusted Treasury Rate as of the third business day preceding the date of such deposit with the trustee and the Issuer agrees to provide funds sufficient to cover any shortfall in amounts due upon such redemption; and

  •
  the Issuer delivers to the trustee an opinion of counsel to the effect that the holders of the Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the Issuer's legal defeasance or covenant defeasance. This opinion must further state that these holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Issuer's legal defeasance or covenant defeasance had not occurred. In the case of a legal defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of the indenture.

Concerning the Trustee

        The trustee is one of a number of banks with which Parent and its subsidiaries maintain ordinary banking relationships.

Governing Law

        The indenture, the Notes and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

 U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The exchange of an Old Note for a New Note pursuant to the exchange offer will not constitute a "significant modification" of the Old Note for U.S. federal income tax purposes, and, accordingly, the New Note received will be treated as a continuation of the Old Note in the hands of an exchanging holder. As a result, there will be no U.S. federal income tax consequences to a holder who exchanges an Old Note for a New Note pursuant to the exchange offer, and any such holder will have the same adjusted tax basis and holding period in the New Note as it had in the Old Note immediately before the exchange. A holder who does not exchange its Old Note for a New Note pursuant to the exchange offer will not recognize any gain or loss for U.S. federal income tax purposes upon consummation of the exchange offer.

 CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the acquisition and holding of the New Notes (including the exchange of Old Notes for New Notes) by employee benefit plans that are subject to Title I of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), plans, accounts and other arrangements that are subject to Section 4975 of the Code or provisions of any federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA and the Code (such laws, collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" (as defined in Section 3(42) of ERISA or any applicable Similar Laws ("Plan Assets")) of any such plan, account or arrangement (each, a "Plan").

General Fiduciary Matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

        In considering an investment in the New Notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a nonexempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of New Notes by an ERISA Plan (including the exchange of Old Notes for New Notes) with respect to which we are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.

        In this regard, the U.S. Department of Labor (the "DOL") has issued prohibited transaction class exemptions ("PTCEs") that may apply to the acquisition and holding of the New Notes by an ERISA Plan. The class exemptions which the DOL has issued include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between an ERISA Plan and a person who is a party in interest or disqualified person solely as a result of providing services to such ERISA

Plan (or as a result of being related to any person who provides services to such ERISA plan). This relief applies only if neither the party in interest or disqualified person nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the ERISA Plan involved in the transaction and the ERISA Plan receives no less, and pays no more, than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied with respect to the acquisition and holding of the New Notes (including the exchange of Old Notes for New Notes).

        Because of the foregoing, the New Notes may not be acquired or held (including by reason of an exchange of Old Notes for New Notes) by any person investing Plan Assets of any Plan, unless such acquisition and holding will not constitute or result in a nonexempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

        The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring the New Notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the acquisition and holding of the Notes.

Representation

        By its acceptance of a Note or any interest therein, each acquirer and subsequent transferee of a New Note or any interest therein will be deemed to have represented and warranted that either (i) no portion of the assets used by such acquirer or transferee to acquire or hold the New Notes (including in connection with the exchange of Old Notes for New Notes) constitutes Plan Assets of any Plan or (ii) the acquisition, holding or disposition of the New Notes (including the exchange of Old Notes for New Notes) by such acquirer or transferee will not constitute or result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives New Notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the effective date of the registration statement for the exchange offer and ending on the close of business 180 days after such date or such shorter period as will terminate when all New Notes held by broker-dealers exchanging Old Notes they acquired for their own account as a result of market-making activities or other trading activities or held by initial purchasers have been sold pursuant hereto (or for such shorter period during which broker-dealers are required by law to deliver such prospectus), we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                , 2015, all dealers effecting transactions in the New Notes may be required to deliver a prospectus during the time periods prescribed by applicable securities laws.

        We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker-dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        Furthermore, any broker-dealer that acquired any of the Old Notes directly from us:

  •
  may not rely on the applicable interpretation of the staff of the SEC contained in the Exxon Capital Letters; and

  •
  must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

        For a period of 180 days after the effective date of the registration statement for the exchange offer or such shorter period as will terminate when all New Notes held by broker-dealers exchanging Old Notes they acquired for their own account as a result of market-making activities or other trading activities or held by the initial purchasers have been sold pursuant hereto (or for such shorter period during which broker-dealers are required by law to deliver such prospectus), we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holder of the Old Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        Skadden, Arps, Slate, Meagher & Flom LLP will pass upon certain legal matters for us in connection with the issuance of the New Notes.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The consolidated financial statements of Helmerich & Payne, Inc. for the year ended September 30, 2014 appearing in Helmerich & Payne, Inc.'s Current Report on Form 8-K dated June 25, 2015 and the effectiveness of Helmerich & Payne's internal control over financial reporting as of September 30, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included in Helmerich & Payne, Inc.'s Current Report on Form 8-K dated June 25, 2015 and Annual Report on Form 10-K, respectively. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        Parent files annual, quarterly and current reports, proxy statements and other documents with the SEC. You may read and copy, at prescribed rates, any documents Parent has filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Parent also files these documents with the SEC electronically. You can access the electronic versions of these filings on the SEC's website found at http://www.sec.gov. You may find additional information about us on our website at http://www.hpinc.com. The information contained on, or that can be accessed through, our website (other than the specified SEC filings incorporated by reference in this prospectus) is not incorporated by reference in this prospectus. You should not consider such information contained on our website or that can be accessed through our website to be part of this prospectus. You may request a copy of our filings at no cost, by writing us at the following address or telephoning us at the following telephone number:

Investor Relations
Helmerich & Payne, Inc.
1437 South Boulder Avenue
Tulsa, Oklahoma 74119
(918) 588-5190

You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information were included in this prospectus.

$500,000,000

Helmerich & Payne International Drilling Co.

OFFER TO ISSUE
$500,000,000 aggregate principal amount of 4.65% Senior Notes due 2025
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES
ACT OF 1933,
AS AMENDED,
IN EXCHANGE FOR
ALL OUTSTANDING AND UNREGISTERED
$500,000,000 aggregate principal amount of 4.65% Senior Notes due 2025

Guaranteed by Helmerich & Payne, Inc.

PROSPECTUS
                        , 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        Helmerich & Payne, Inc. and Helmerich & Payne International Drilling Co. are both Delaware corporations. Section 145 of the Delaware General Corporation Law ("DGCL") provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative in nature, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and, in a proceeding not by or in the right of the corporation, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such suit or proceeding, if he acted in good faith and in a manner he believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Delaware law further provides that a corporation may not indemnify any person against expenses incurred in connection with an action by or in the right of the corporation if such person shall have been adjudged to be liable in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall deem proper.

        The Fourteenth Article of Helmerich & Payne, Inc.'s Amended and Restated Certificate of Incorporation ("Parent's Charter") provides for the indemnification by Helmerich & Payne, Inc. of any director, officer or employee of Helmerich & Payne, Inc. or any of its subsidiaries in connection with any claim, action, suit or proceeding brought or threatened by reason of such position with Helmerich & Payne, Inc. or any of its subsidiaries. Parent's Charter also (i) limits or in certain circumstances eliminates the personal liability of a director to Helmerich & Payne, Inc. or to its stockholders for monetary damages for breach of fiduciary duty as a director as authorized by Section 102(b) of the DGCL, (ii) permits Helmerich & Payne, Inc.'s indemnification of its officers and directors as provided by Section 145 of the DGCL; provided, however, that the directors remain subject to personal liability for breaches of the duty of loyalty, acts committed in bad faith or intentional misconduct or a knowing violation of law, the payment of an unlawful dividend or unlawful stock repurchases, or any transaction from which the directors received an improper personal benefit, and (iii) permits Helmerich & Payne, Inc. as provided in Section 145 of the DGCL to maintain insurance to protect itself and any director, officer, employee or agent of Helmerich & Payne, Inc. The Company presently maintains in effect a liability insurance policy covering officers and directors.

        The Tenth Article of Helmerich & Payne International Drilling Co.'s Certificate of Incorporation (the "Issuer's Charter") provides for the indemnification by Helmerich & Payne International Drilling Co. of any director, officer, employee or agent of Helmerich & Payne International Drilling Co. or any of its subsidiaries in connection with any action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Helmerich & Payne International Drilling Co., and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The Tenth Article of the Issuer's Charter also provides for the indemnification of any director, officer, employee or agent of Helmerich & Payne International Drilling Co. or any of its subsidiaries in connection with any action, suit or proceeding brought by or in the right of Helmerich & Payne International Drilling Co. for certain expenses if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Helmerich & Payne International Drilling Co; provided, however, that the Issuer's Charter, in the absence of certain circumstances, eliminates indemnification where such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to Helmerich & Payne International Drilling Co. The Issuer's Charter permits Helmerich & Payne International Drilling Co. as provided in Section 145 of the DGCL to maintain insurance to protect itself and any director, officer, employee or agent of Helmerich & Payne International Drilling Co.

Item 21.    Exhibits and Financial Statement Schedules.

        See the "Exhibit Index" following the signature pages hereto, which is incorporated by reference.

Item 22.    Undertakings.

          (a)   Each of the undersigned registrants hereby undertakes:

            (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4)   That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

            (5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

               (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

              (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

              (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (b)   Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, each undersigned registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (d)   Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (e)   Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, Helmerich & Payne, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on June 25, 2015.

HELMERICH & PAYNE, INC. (Registrant)
By:	/s/ John W. Lindsay
	Name:	John W. Lindsay
	Title:	President and Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints John W. Lindsay, Cara M. Hair and Jonathan M. Cinocca, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John W. Lindsay John W. Lindsay	President and Chief Executive Officer (Principal Executive Officer)	June 25, 2015
/s/ Juan Pablo Tardio Juan Pablo Tardio	Vice President and Chief Financial Officer (Principal Financial Officer)	June 25, 2015
/s/ Gordon K. Helm Gordon K. Helm	Vice President and Controller (Principal Accounting Officer)	June 25, 2015
/s/ Hans Helmerich Hans Helmerich	Chairman	June 25, 2015
/s/ William L. Armstrong William L. Armstrong	Director	June 25, 2015

Signature	Title	Date

/s/ Randy A. Foutch Randy A. Foutch	Director	June 25, 2015
/s/ John W. Lindsay John W. Lindsay	Director	June 25, 2015
/s/ Paula Marshall Paula Marshall	Director	June 25, 2015
/s/ Thomas A. Petrie Thomas A. Petrie	Director	June 25, 2015
/s/ Donald F. Robillard, Jr. Donald F. Robillard, Jr.	Director	June 25, 2015
/s/ Francis Rooney Hon. Francis Rooney	Director	June 25, 2015
/s/ Edward B. Rust, Jr. Edward B. Rust, Jr.	Director	June 25, 2015
/s/ John D. Zeglis John D. Zeglis	Director	June 25, 2015

 SIGNATURES

        Pursuant to the requirements of the Securities Act, Helmerich & Payne International Drilling Co. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on June 25, 2015.

HELMERICH & PAYNE INTERNATIONAL DRILLING CO. (Registrant)
By:	/s/ John W. Lindsay
	Name:	John W. Lindsay
	Title:	President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John W. Lindsay John W. Lindsay	President (Principal Executive Officer)	June 25, 2015
/s/ Juan Pablo Tardio Juan Pablo Tardio	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 25, 2015
/s/ John W. Lindsay John W. Lindsay	Director	June 25, 2015
/s/ Juan Pablo Tardio Juan Pablo Tardio	Director	June 25, 2015
/s/ Cara M. Hair Cara M. Hair	Director	June 25, 2015

EXHIBIT INDEX

Exhibit Number		Description
3.1		Amended and Restated Certificate of Incorporation of Helmerich & Payne, Inc. (incorporated herein by reference to Exhibit 3.1 of Helmerich & Payne, Inc.'s Form 8-K filed on March 14, 2012).

3.2		Amended and Restated By-Laws of Helmerich & Payne, Inc. (incorporated herein by reference to Exhibit 3.1 of Helmerich & Payne, Inc.'s Form 8-K/A filed on June 9, 2014).

3.3	*	Amended and Restated Certificate of Incorporation of Helmerich & Payne International Drilling Co.

3.4	*	Amended and Restated By-Laws of Helmerich & Payne International Drilling Co.

4.1		Base Indenture, dated March 19, 2015, by and between Helmerich & Payne International Drilling Co., Helmerich & Payne, Inc. and Wells Fargo Bank, National Association (incorporated herein by reference to Exhibit 4.1 of Helmerich & Payne, Inc.'s Form 8-K filed on March 19, 2015).

4.2		First Supplemental Indenture, dated March 19, 2015, by and between Helmerich & Payne International Drilling Co., Helmerich & Payne, Inc. and Wells Fargo Bank, National Association (incorporated herein by reference to Exhibit 4.2 of Helmerich & Payne, Inc.'s Form 8-K filed on March 19, 2015).

4.3		Form of Note for 4.65% Senior Notes due 2025 (included in Exhibit 4.2 above).

4.4		Registration Rights Agreement, dated March 19, 2015, by and between Helmerich & Payne International Drilling Co., Helmerich & Payne, Inc., Goldman, Sachs & Co. and Wells Fargo Securities, LLC (incorporated herein by reference to Exhibit 4.4 of Helmerich & Payne, Inc.'s Form 8-K filed on March 19, 2015).

5.1	*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

12.1	*	Helmerich & Payne, Inc.'s Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

21.1	*	Subsidiaries of Helmerich & Payne, Inc.

23.1	*	Consent of Ernst & Young LLP.

23.2	*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP as to legality (included in Exhibit 5.1).

24.1	*	Power of Attorney (included as part of the signature page to the registration statement).

25.1	*	Form T-1 of Eligibility under the Trust Indenture Act of 1939 of the Trustee.

99.1	*	Form of Letter of Transmittal.

99.2	*	Form of Notice of Guaranteed Delivery.

99.3	*	Form of Letter to Clients.

99.4	*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees.

*
Filed herewith.